[EXECUTION COPY]

Exhibit 99.2

$20,000,000

SECURED SUPER-PRIORITY DEBTOR IN POSSESSION
CREDIT AGREEMENT

Dated as of January 15, 2003

among

GLOBALSTAR, L.P.,

as Borrower

The Subsidiaries of the Borrower Party Hereto,

as Guarantors

and

NEW VALLEY CORPORATION,

as Lender

          SECURED SUPER-PRIORITY DEBTOR IN POSSESSION CREDIT AGREEMENT, dated as of January 15, 2003, between GLOBALSTAR, L.P., a Delaware limited partnership, as debtor and debtor in possession under chapter 11 of the Bankruptcy Code (as hereinafter defined) (the “Borrower”), the Subsidiaries (as defined below) of the Borrower listed on the signature pages hereto as Guarantors, as debtors and debtors in possession under chapter 11 of the Bankruptcy Code (the “Guarantors”) and NEW VALLEY CORPORATION, a Delaware corporation (the “Lender”).

W I T N E S S E T H :

          WHEREAS, on February 15, 2002 (the “Petition Date”), the Borrower and the Guarantors each filed a voluntary petition for relief commencing a reorganization case under chapter 11 of the Bankruptcy Code (as defined herein) with the United States Bankruptcy Court for the District of Delaware;

          WHEREAS, in connection with the consummation of this Agreement, the Borrower and the Guarantors are continuing to operate their respective businesses and manage their respective properties as debtors and debtors in possession under sections 1107 and 1108 of the Bankruptcy Code;

          WHEREAS, the Borrower and New Valley (as defined herein) are entering into the Investment Agreement (as defined herein) relating to New Valley’s proposed investment in New Globalstar (as defined herein) pursuant to the Plan of Reorganization (as defined herein);

          WHEREAS, prior to the consummation of the transactions contemplated by the Investment Agreement, an immediate and ongoing need exists for the Borrower to obtain additional funds to continue the operation of its and its Subsidiaries’ respective businesses through the Effective Date of the Plan of Reorganization and, accordingly, the Borrower has requested that New Valley, as the Lender, provide a secured super-priority debtor in possession credit facility;

          WHEREAS, the Lender is not in the business of making loans, but for the sole purpose of consummating the transactions contemplated by the Investment Agreement, the Lender is willing to make funds available to the Borrower pursuant to sections 364(c)(1), (c)(2) and (c)(3) of the Bankruptcy Code, but only for the purposes and upon the terms and subject to the conditions set forth in this Agreement; and

          WHEREAS, each of the Guarantors has agreed to guaranty the obligations of the Borrower hereunder and the Borrower and the Guarantors have agreed to secure their obligations to the Lender in connection with such facility with, inter alia, security interests in, and liens on, substantially all of their respective property and assets, whether real or personal, tangible or intangible, as provided herein;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreement, hereinafter contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

          Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          “Account” has the meaning specified in Article 9 of the UCC.

          “Account Debtor” has the meaning specified in Article 9 of the UCC.

          “Accounts Receivable” means all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation, all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Property, together with all of the Grantor’s right, title and interest, if any, in any goods or other property giving rise to such right to payment, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, Liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired, and all Collateral Support and Supporting Obligations related to the foregoing and all Accounts Receivable Records.

          “Accounts Receivable Records” means (a) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Accounts Receivable, (b) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Accounts Receivable, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Accounts Receivable, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (c) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or Lender, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (d) all credit information, reports and memoranda relating thereto and (e) all other written, electronic or other non-written forms of information related in any way to the foregoing or any Accounts Receivable.

          “Administrative Expenses” means any right to payment constituting a cost or expense of administration of any of the Reorganization Cases allowed under sections 503(b) and 507(a)(ii) of the Bankruptcy Code and fees required to be paid to the Office of the United States Trustee under section 1930(a), title 28, United States Code.

          “Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, each officer, director, general partner or joint venturer of such Person, and each Person who is the beneficial owner of 5% or more of any class of voting Stock of such Person. For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          “Agreement” means this Secured Super-Priority Debtor In Possession Credit Agreement.

          “Approved Budget” means the operating budget of the Borrower and the Guarantors for the period ending July 7, 2003, attached hereto as Exhibit B.

          “Avoidance Actions” means any Claim or cause of action of any Grantor arising under chapter 5 of the Bankruptcy Code and any proceeds, monies or property of any kind recovered therefrom.

          “Bankruptcy Code” means title 11, United State Code, as amended from time to time.

          “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware and any other court having competent jurisdiction over the Reorganization Cases.

          “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court, each as amended from time to time.

          “Big LEO License” means the FCC license issued to LQP, and currently held by L/Q Licensee, to provide mobile satellite services in the 1610-1626.5/2483.5-2500 MHz bands.

          “Borrower” has the meaning specified in the recitals to this Agreement.

          “Borrowing” means a Term Loan Borrowing.

          “Borrower Termination Event” means the occurrence and continuation of any of the events set forth in Section 7.2(b) of the Investment Agreement.

          “Business Day” means a day of the year on which banks are not required or authorized to close in New York, New York.

          “Capital Lease Obligations” means, as to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under any lease of property by such Person as lessee which would be accounted for as a capital lease on a balance sheet of such Person in conformity with GAAP (a “Capital Lease”).

          “Chattel Paper” has the meaning specified in Article 9 of the UCC.

          “Claim” has the meaning specified in section 101(5) of the Bankruptcy Code.

          “Closing Date” means the first date on which all of the conditions precedent specified in Section 3.1 other than the condition set forth in Section 3.1(c)(iv) are satisfied.

          “Code” means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

          “Collateral” has the meaning specified in Section 9.1.

          “Collateral Support” means all property (real or personal) assigned, hypothecated or otherwise securing any of items (i) through (xxi) in the definition of Collateral set forth in Section 9.1 and includes any security agreement or other agreement granting a Lien or security interest in such real or personal property.

          “Commitment” means the Term Loan Commitment.

          “Committee” means the official statutory committee of unsecured creditors appointed in the Reorganization Cases pursuant to section 1102 of the Bankruptcy Code.

          “Continuing Satellite Anomalous Event” means, with respect to any particular satellite in the Borrower’s satellite constellation, one or more satellite anomalous events that cause such satellite to remain out of service for at least 30 consecutive calendar days.

          “Contracts” means, with respect to any Grantor, any and all “contracts”, as such term is defined in Article 1 of the UCC, of such Grantor.

          “Contractual Obligation” means, with respect to a Person, any obligation, agreement, undertaking or similar provision of any security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

          “Copyrights” means (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any foreign counterparts thereof and (b) the right to obtain all renewals thereof.

          “Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee granting any right under any Copyright, including the grant of rights to copy, publicly perform, create derivative works, manufacture, distribute, exploit and sell materials derived from any Copyright.

          “Credit Party” means the Borrower, each Guarantor, the LQP and each other Person that grants a security interest in any property to secure the Obligations.

          “Default” means any event which with the passing of time or the giving of notice or both would become an Event of Default.

          “Documents” has the meaning specified in Article 9 of the UCC.

          “Dollars” and the sign “$” each mean the lawful money of the United States of America.

          “Domestic Subsidiary” means any Subsidiary of the Borrower that is incorporated within the United States of America.

          “Effective Date” means the date upon which a Plan of Reorganization becomes effective.

          “Equipment” has the meaning specified in Article 9 of the UCC.

          “ERISA” means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

          “Event of Default” means any of the following events:

          (a) The Borrower shall fail to pay any principal of any Loan or any interest on (except as provided in Section 2.9) any Loan on the Maturity Date or within five (5) Business Days after the same otherwise becomes due and payable; or

          (b) Any representation or warranty made or deemed made by any Credit Party in any Loan Document shall prove to have been incorrect, false or misleading in any material respect when made or deemed made; or

          (c) Any Credit Party shall fail to perform or observe (i) any term, covenant or agreement contained in Article V or VI or (ii) any material term, covenant or agreement contained in any other Loan Document and, in either case, such failure shall remain unremedied for five (5) Business Days after the earlier of the date on which (A) a Responsible Officer of the Borrower or a Guarantor becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower or a Guarantor by the Lender; or

          (d) Any of the Reorganization Cases shall be dismissed or converted to a case under chapter 7 of the Bankruptcy Code or a trustee shall be appointed in any of the Reorganization Cases; or

          (e) The Bankruptcy Court or any court of competent jurisdiction shall have entered an order, which order is a Final Order, amending, supplementing, vacating or otherwise modifying the Financing Order without the consent of the Lender; or

          (f) The Borrower shall bring a motion before the Bankruptcy Court to obtain additional financing or incur Indebtedness arising from such additional financing that is secured by a Lien that is equal or senior to any one or more Liens granted hereunder or hereafter granted to the Lender.

          “FCC” means the Federal Communications Commission.

          “FCC Licenses” means the FCC licenses issued to the Borrower, LQP or any of their respective Subsidiaries by the FCC and listed on Schedule 1.

          “Final Order” means an order of the Bankruptcy Court entered on the docket of the Clerk of the Bankruptcy Court, that is in effect and not stayed, and as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue or rehear shall have been waived, or if an appeal, reargument, petition for certiorari, or rehearing thereof has been sought, the order of the Bankruptcy Court shall have been affirmed by the highest court to which the order was appealed, from which the reargument or rehearing was sought, or certiorari has been denied, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired.

          “Financing Order” means that certain order issued by the Bankruptcy Court pursuant to section 364 and other applicable provisions of the Bankruptcy Code approving this Agreement and the other Loan Documents and authorizing the incurrence by the Borrower and the Guarantors of the Obligations and the other transactions hereunder, including the granting of the super-priority status, the security interest and liens, and the payment of all fees constituting Obligations hereunder, and authorizing the Lender to exercise its rights and remedies hereunder, and which is substantially in the form of Exhibit C and otherwise in form and substance satisfactory to the Lender. The Financing Order may not be amended or modified in any respect without the prior written consent of the Lender.

          “Fiscal Quarter” means each of the three-month periods ending on March 31, June 30, September 30 and December 31.

          “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

          “General Intangible” has the meaning specified in Article 9 of the UCC.

          “Goods” has the meaning specified in Article 9 of the UCC.

          “Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          “Globalstar Canada Transaction” means the consummation of the transaction whereby the Borrower, Globalstar Canada Satellite Co. or any of their respective Subsidiaries exercises a right of first refusal to purchase Canadian Satellite Communications Inc.’s interest in Globalstar Canada Holding Co. under Shareholders’ Agreements with respect to Globalstar Canada Holding Co. and Globalstar Canada Co., each dated as of March 27, 1997.

          “Grantor” means the Borrower and each Guarantor.

          “Guarantor” has the meaning specified in the preamble hereto.

          “Guaranty” means the guaranty of the Obligations of the Borrower made by the Guarantors pursuant to Article VIII.

          “Guaranty Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, or (v) to supply funds to or in any other manner invest in such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii), (iii), (iv) or (v) of clause (b) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

          “Hedging Contracts” means all interest rate contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements, and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

          “Indebtedness” of any Person means without duplication (a) all indebtedness of such Person for borrowed money, all reimbursement and all other obligations with respect to surety bonds, performance bonds, letters of credit and bankers’ acceptances, whether or not matured, and all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business that are not overdue, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or which bear interest, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all Capital Lease Obligations of such Person and the present value of future rental payments under all synthetic leases, (e) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends,

(f)  all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person and (g) all Indebtedness referred to in clause (a), (b), (c), (d), (e) or (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, Accounts and General Intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

          “Instrument” has the meaning specified in Article 9 of the UCC other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

          “Intellectual Property” means, collectively, all rights, priorities and privileges of any Grantor relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses and trade secrets, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          “Interest Payment Date” means the last Business Day of each Fiscal Quarter during the term of this Agreement.

          “Inventory” has the meaning specified in Article 9 of the UCC, wherever located.

          “Investment Agreement” means the Investment Agreement among the Borrower, New Valley and the Committee, the form of which is attached as an exhibit to the Financing Order.

          “Investment Property” means, with respect to any Grantor, any and all “investment property”, as such term is defined in Article 9 of the UCC, of such Grantor, wherever located.

          “IRS” means the Internal Revenue Service of the United States of America, or any successor thereto.

          “L/Q Licensee” has the meaning specified in Section 3.1(c)(ii).

          “Lender Termination Event” means (a) the occurrence and continuation of an Event of Default, (b) a termination of the Investment Agreement by New Valley pursuant to Section 7.2(a) thereof or (c) the occurrence and continuation of a QUALCOMM Related Termination Event.

          “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction, naming the owner of the asset to which such Lien relates as debtor.

          “Loan” means a Term Loan.

          “Loan Documents” means, collectively, this Agreement, the Notes, the LQP Pledge Agreement and each certificate, agreement or document executed by the Borrower or any other Credit Party and delivered to the Lender.

          “Loral” has the meaning specified in Section 3.1(c)(iii).

          “LQP” means Loral/QUALCOMM Partnership, L.P., a Delaware limited partnership.

          “LQP Pledge Agreement” means the Pledge Agreement dated as of the date hereof between LQP, as pledgor, and the Lender, as pledgee.

          “Material Adverse Effect” means any change, effect, event or condition that has had or would reasonably be expected to have a material adverse effect on the assets or operations of the Borrower and its Subsidiaries, taken as a whole, or that would prevent the Borrower from consummating the transactions contemplated in the Investment Agreement; provided, however, that the loss of satellite availability shall not constitute a “Material Adverse Effect” unless, following the date hereof, (i) more than one additional satellite in the Borrower’s satellite constellation shall have been declared “failed” or (ii) five or more additional satellites in the Borrower’s satellite constellation shall simultaneously be experiencing Continuing Satellite Anomalous Events.

          “Maturity Date” means the Effective Date.

          “Maximum Aggregate Adjustment Amount” has the meaning specified in Section 2.2(a).

          “Maximum Line Item Adjustment Amount” has the meaning specified in Section 2.2(a).

          “New Globalstar” means the successor entity to the Borrower to be formed in connection with the restructuring of the Borrower pursuant to the Plan of Reorganization or, if the Investment Agreement is terminated, any other plan of reorganization or liquidation.

          “New Valley” means New Valley Corporation, a Delaware corporation.

          “Notes” means, collectively, the Term Loan Notes and the PIK Interest Note.

          “Notice of Borrowing” has the meaning specified in Section 2.2(a).

          “Obligations” means the Loans and all other advances, debts, liabilities, fees, obligations, covenants and duties of any kind and description, now existing or hereafter arising, whether due or not due, absolute or contingent, liquidated or unliquidated, direct or indirect, express or implied, individually or jointly with others, howsoever evidenced or acquired owing by the Borrower to the Lender, arising under or pursuant to this Agreement or any other Loan Document.

          “Partnership” means any partnership in which any Credit Party has an interest.

          “Patents” means (a) all letters patent of the United States, any other country or any political subdivision thereof and all reissues and extensions thereof, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (c) all rights to obtain any reissues or extensions of the foregoing.

          “Patent License” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use, import, sell or offer for sale any invention covered in whole or in part by a Patent.

          “Payment Intangible” has the meaning specified in Article 9 of the UCC.

          “Permitted Expenditures” means the cash expenditures set forth in the Approved Budget. Any unused portion of Permitted Expenditures for any given month may be carried over as additional Permitted Expenditures in the immediately subsequent month.

          “Permitted Liens” has the meaning specified in Section 6.1.

          “Person” means an individual, partnership, corporation (including, without limitation, a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity, or a Governmental Authority.

          “Petition Date” has the meaning specified in the recitals hereto.

          “PIK Interest Note” means a promissory note of the Borrower, payable to the order of the Lender, substantially in the form of Exhibit A-3, evidencing the aggregate Indebtedness of the Borrower to the Lender resulting from the capitalization of accrued interest payable on the Loans pursuant to Section 2.5(b).

          “Plan of Reorganization” means a proposed plan or plans of reorganization for the Borrower and the Guarantors whether filed with or confirmed by order of the Bankruptcy Court as to which New Valley shall be a co-proponent with the Borrower and the Guarantors; provided that the Plan of Reorganization shall not be amended (i) in a manner that affects the Borrower’s unsecured creditors, or their rights or recoveries under such Plan of Reorganization, in any material respect or that changes the financial aspects of the transactions contemplated in the Investment Agreement without the consent of the Committee, with any dispute regarding the effect or materiality of any amendment to be resolved finally by the Bankruptcy Court and (ii) without the consent of Lender.

          “Pledged Collateral” means, collectively, the Pledged Notes, the Pledged Stock, the Pledged Partnership Interests, the Pledged LLC Interests, any other Investment Property of any Grantor, all certificates or other instruments representing any of the foregoing, all Security

Entitlements of any Grantor in respect of any of the foregoing, all dividends, interest distributions, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing. Pledged Collateral may be General Intangibles or Investment Property.

          “Pledge Collateral Schedule” means a schedule of the Borrower to be delivered to the Lender on the Closing Date setting forth the Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests pledged hereunder by each Grantor .

          “Pledged LLC Interests” means all of any Grantor’s right, title and interest as a member of any limited liability company and all of such Grantor’s right, title and interest in, to and under any limited liability company agreement to which it is a party.

          “Pledged Notes” means all right, title and interest of any Grantor in the Instruments evidencing all Indebtedness owed to such Grantor issued by the obligors named therein, and all interest, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

          “Pledged Partnership Interests” means all of any Grantor’s right, title and interest as a limited and/or general partner in all Partnerships and all of such Grantor’s right, title and interest in, to and under any partnership agreements to which it is a party.

          “Pledged Stock” means the shares of Stock owned by each Grantor (except Globaltel Joint Stock Company), including all shares of Stock listed on the Pledged Collateral Schedule; provided, however, that only the outstanding Stock of a Subsidiary that is not a Domestic Subsidiary possessing up to but not exceeding 65% of the voting power of all classes of Stock of such controlled foreign corporation entitled to vote shall be deemed to be pledged hereunder.

          “Proceeds” has the meaning specified in Article 9 of the UCC.

          “QUALCOMM” has the meaning specified in Section 3.1(c)(iv).

          “QUALCOMM Related Termination Event” means the occurrence of any event that would prevent the condition set forth in Section 3.1(c)(iv) from being satisfied, assuming each of New Valley and the Borrower, acting in good faith, uses its reasonable best efforts to cause such condition to be satisfied.

          “Real Property” means all of those plots, pieces or parcels of land now owned or hereafter acquired by the Borrower or any of its Subsidiaries (the “Land”), together with the right, title and interest of the Borrower, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including, without limitation, all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land, and any fixtures appurtenant thereto.

          “Reorganization Cases” means the cases of the Borrower and the Guarantors pursuant to chapter 11 of the Bankruptcy Code pending in the Bankruptcy Court.

          “Requirement of Law” means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and all federal, state and local laws, roles and regulations, and all orders, judgments, decrees or other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          “Responsible Officer” means, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person but in any event, with respect to financial matters, the chief financial officer, treasurer or controller of such Person.

          “Securities Entitlement” has the meaning specified in Article 8 of the UCC.

          “Standstill Period” means (a) five (5) Business Days, with respect to a Lender Termination Event set forth in Section 7.2(a)(ix) of the Investment Agreement, (b) 60 days, with respect to a Lender Termination Event set forth in Section 7.2(a)(x) of the Investment Agreement, (c) 60 days, with respect to any other Lender Termination Event other than a QUALCOMM Related Termination Event, or (d) 120 days, with respect to a QUALCOMM Related Termination Event, in each case such period to commence upon the delivery of the Lender’s written notice of termination and acceleration given pursuant to Section 7.1, except, in the case of clause (b) in this definition of “Standstill Period,” such period to commence upon New Valley delivering notice under Section 7.2(a)(x) of the Investment Agreement.

          “Stock” means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

          “Strategic Agreements” means, collectively, (i) the Strategic Agreement, dated as of March 23, 1994, between LQP and Airtouch Communications, (ii) the Memorandum of Understanding — U.S. Government and Aviation dated November 1999 between Globalstar USA, Inc. (“GUSA”) and LQP, and (iii) the Globalstar Service Reseller Agreement entered into as of April 1, 2000, between, GUSA and Government Services, LLC.

          “Subsidiary” means, with respect to any Person, any corporation, partnership or other business entity of which an aggregate of 50% or more of the outstanding Stock having ordinary voting power to elect a majority of the board of directors, managers, trustees or other controlling persons, is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency). As used herein, unless the context requires otherwise, “Subsidiary” means a direct or indirect Subsidiary of the Borrower.

          “Supporting Obligations” has the meaning specified in Article 9 of the UCC.

          “Taxes” has the meaning specified in Section 2.8(a).

          “Term Loan” means each Tranche A Term Loan or Tranche B Term Loan, as applicable, made by the Lender to the Borrower pursuant to Section 2.1.

          “Term Loan Borrowing” means a borrowing consisting of Term Loans made on the same day.

          “Term Loan Commitment” means the Tranche A Commitment and the Tranche B Commitment.

          “Term Loan Notes” means, collectively, the Tranche A Term Loan Note and Tranche B Term Loan Note.

          “Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.

          “Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

          “Tranche A Commitment” means the commitment of the Lender to make Tranche A Term Loans to the Borrower in the aggregate principal amount of $12,000,000.

          “Tranche A Draw Conditions” means all of the conditions precedent to the obligation of the Lender to make Tranche A Term Loans set forth in Section 3.1.

          “Tranche A Term Loan” has the meaning specified in Section 2.1.

          “Tranche A Term Loan Note” means a promissory note of the Borrower, payable to the order of the Lender in a principal amount equal to the amount of the Tranche A Commitment as originally in effect, in substantially the form of Exhibit A-1, evidencing the aggregate Indebtedness of the Borrower to the Lender resulting from the Tranche A Term Loans made by the Lender.

          “Tranche B Commitment” means the commitment of the Lender to make Tranche B Term Loans to the Borrower in an aggregate principal amount of $8,000,000.

          “Tranche B Draw Conditions” means all of the conditions precedent to the obligation of the Lender to make Tranche B Term Loans set forth in Section 3.2.

          “Tranche B Term Loan” has the meaning specified in Section 2.1.

          “Tranche B Term Loan Note” means a promissory note of the Borrower, payable to the order of the Lender in a principal amount equal to the amount of the Tranche B Commitment as originally in effect, in substantially the form of Exhibit A-2, evidencing the aggregate Indebtedness of the Borrower to the Lender resulting from the Tranche B Term Loans made by the Lender.

          “UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.

          “Wind-Down Costs” means the Administrative Expenses and actual wind-down costs in the event the transactions contemplated by the Investment Agreement are not consummated and the Borrower liquidates.

          “Wind-Down Funds” means the amount of cash-on-hand of the Borrower and its Subsidiaries as of the date of entry of the Financing Order that shall be available to pay the Wind-Down Costs. Upon the entry of the Financing Order (i) the Borrower shall notify the Lender in writing of the amount of the Wind-Down Funds and (ii) the Wind-Down Funds will be segregated from other cash of the Borrower.

          Section 1.2 Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

          Section 1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

          Section 1.4 Certain Terms. (a) The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in this Agreement.

          (b) References herein to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

          (c) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto and any references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified from time to time.

          (d) References in this Agreement to any statute shall be to such statute as amended or modified and in effect at the time any such reference is operative.

          (e) The term “Lender” includes its respective successors and each permitted assignee of such Lender who becomes a party hereto pursuant to Section 10.14.

          (f) Terms not otherwise defined herein and defined in the UCC are used herein with the meanings specified in the UCC.

ARTICLE II

AMOUNTS AND TERMS OF THE LOANS

          Section 2.1 The Term Loans. (a) Subject to the terms and conditions hereof, the Lender agrees to make (i) term loans (each, a “Tranche A Term Loan”) to the Borrower from time to time on any Business Day during the period from the date of satisfaction or waiver of all of the Tranche A Draw Conditions (except as provided in Section 3.1) until the Maturity Date in an aggregate principal amount not to exceed the Tranche A Commitment, and (ii) term loans (each, a “Tranche B Term Loan”) to the Borrower from time to time on any Business Day during the period from the date of satisfaction or waiver of all of the Tranche B Draw Conditions until the Maturity Date in an aggregate principal amount not to exceed the Tranche B Commitment.

          (b) The Tranche A Term Loans shall be evidenced by the Tranche A Term Loan Note and the Tranche B Term Loans shall be evidenced by the Tranche B Term Loan Note.

          Section 2.2 Making the Loans. (a) Each Term Loan Borrowing (other than with respect to the initial Borrowing made hereunder) shall be made on notice, given by the Borrower to the Lender not later than 11:00 A.M. (New York City time) at least two Business Days prior to the date of the proposed Term Loan Borrowing. Each such notice (a “Notice of Borrowing”) shall be in substantially the form of Exhibit D, which Notice of Borrowing shall specify (i) the date of the requested Borrowing, (ii) the amount of such Borrowing and (iii) the Permitted Expenditures to be paid with the proceeds of such Borrowing. In connection with the submission of a Notice of Borrowing the Borrower may request one or more modifications to the Approved Budget, provided that the Permitted Expenditures set forth in the Approved Budget may be adjusted by (x) an amount equal to ten percent (10%) of such Permitted Expenditures in the aggregate (the “Maximum Aggregate Adjustment Amount”) (provided that no single line item for Permitted Expenditures in the Approved Budget may be adjusted by an amount in excess of fifty percent (50%) of the Maximum Aggregate Adjustment Amount (the “Maximum Line Item Adjustment Amount”)) plus (y) the amount by which the actual cash revenues (including user terminal and other receipts) exceed the forecasted cash revenues set forth in the Approved Budget without the written consent of the Lender.

          (b) Each Term Loan Borrowing shall be in an aggregate amount of not less than $4,000,000 and no more than one Term Loan Borrowing shall be made (i) during the period from the date hereof to February 28, 2003 or (ii) during any calendar month thereafter.

          (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower.

          Section 2.3 Repayment. Except as provided in Section 2.9, the Borrower shall repay the entire unpaid principal amount of the Term Loans and all other outstanding Obligations on the Maturity Date.

          Section 2.4 Prepayments. (a) The Borrower shall have no right to prepay the principal amount of any Term Loan other than as provided in this Section 2.4.

          (b) The Borrower may, upon at least three Business Days’ prior notice to the Lender stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Loans in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $250,000 or integral multiples of $50,000 in excess thereof. Upon the giving of such notice of prepayment, the principal amount of the Loans specified to be prepaid shall become due and payable on the date specified for such prepayment. Any such prepayment of a Loan shall result in a permanent reduction in the Commitment, first to the reduction of the Tranche B Commitment until the Commitment under the Tranche B Commitment is zero; and second to the reduction of the Tranche A Commitment.

          Section 2.5 Interest. (a) All Loans and the outstanding amount of all other Obligations shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, at a rate equal to 8% per annum.

          (b) Interest accrued on the Loans shall be capitalized on each Interest Payment Date and added to the outstanding principal amount of the Loans, which capitalized interest shall be evidenced by the PIK Interest Note. The Lender is hereby authorized to endorse on the grid attached to the PIK Interest Note the amount of interest capitalized and evidenced by the PIK Interest Note.

          Section 2.6 Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 1:00 P.M. (New York City time) on the day when due, in Dollars, to the Lender at the address set forth in Section 10.2 in immediately available funds without set-off or counterclaim.

          (b) All computations of interest shall be on the basis of a year of 365 days for the actual number of days occurring in the period for which such interest is payable.

          (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

          Section 2.7 Application of Payments. All payments (including prepayments) on the Loans or any other Obligations other than the capitalization of interest as set forth in Section 2.5(b) shall be made to the Lender for application against the Obligations as follows (regardless of how the Lender may treat such payments for purposes of its own accounting): first to then due and outstanding fees, expenses or other charges of the Lender under this Agreement or any of the other Loan Documents to the extent payable by the Borrower; second to then due interest on any principal amount of Loans prepaid, if any; third to the principal balance of the

PIK Interest Note; fourth to the principal balance of the Tranche B Term Loans; and fifth to the principal balance of the Tranche A Term Loans.

          Section 2.8 Taxes. (a) Any and all payments by the Borrower under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which the Lender is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including, without limitation, deductions applicable to additional sums payable under this Section 2.8) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law and (iv) the Borrower shall deliver to the Lender evidence of such payment to the relevant taxation or other authority.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document.

          Section 2.9 Conversion of Term Loans. As long as the Investment Agreement shall not have been terminated pursuant to Section 7.1 or 7.2 thereof, on the Effective Date, the principal amount of (i) the Term Loans, and (ii) the PIK Interest Note, in each case together with accrued interest thereon, shall be satisfied in full by the conversion of such amount into shares of Stock of New Globalstar in accordance with Section 1.1(a) of the Investment Agreement. All other Obligations shall be deemed satisfied upon such conversion.

ARTICLE III

CONDITIONS OF LENDING

          Section 3.1 Conditions Precedent to Initial Loans under Tranche A Commitment. The obligation of the Lender to make the initial Loans requested to be made by it under the Tranche A Commitment is subject to the satisfaction of all the following conditions precedent on or before January 30, 2003 (provided, however, that if all of the Tranche A Draw Conditions except for the condition set forth in Section 3.1(c)(iv) have been met or otherwise waived on or before January 30, 2003, the Borrower may request and the Lender shall make initial Loans up to $8,000,000 under the Tranche A Commitment and the remaining $4,000,000 under the Tranche A Commitment shall be available upon satisfaction of the condition set forth in Section 3.1(c)(iv)):

          (a) Financing Order and Bankruptcy Court Proceedings.

(i) The Financing Order shall have been entered by the Bankruptcy Court and any or all provisions of such order shall not have been stayed or vacated.

(ii) The Bankruptcy Court has approved the provisions set forth in Section 7.3 hereof and Sections 4.6, 7.2, 7.3 and 7.4 of the Investment Agreement and any or all provisions of such order shall not have been stayed or vacated.

     (b)  Certain Documents. The Lender shall have received the following documents:

(i) This Agreement, duly executed and delivered by the Borrower and each Guarantor;

(ii) The Notes, duly executed and delivered by the Borrower;

(iii) The LQP Pledge Agreement, duly executed and delivered by LQP, in form and substance satisfactory to the Lender;

(iv) A certificate, signed by a Responsible Officer of each Credit Party, stating that each of the conditions specified in Sections 3.3(a), (b) and (c) has been satisfied;

(v) The Investment Agreement, duly executed and delivered by the Borrower, the Committee and New Valley, in form and substance satisfactory to the Lender; and

(vi) The Pledged Collateral Schedule.

          (c) Other Actions.

(i) A Plan of Reorganization, in form and substance satisfactory to the Lender and approved in writing by the Committee, and the Disclosure Statement associated with such Plan of Reorganization shall have been filed with the Bankruptcy Court.

(ii) The United States Bankruptcy Court for the District of Delaware having jurisdiction over the cases of LQP and certain of its Affiliates shall have entered an order, in form and substance reasonably satisfactory to the Lender, approving LQP’s pledge of its ownership interest in the outstanding Stock of L/Q Licensee, Inc. (“L/Q Licensee”) pursuant to the LQP Pledge Agreement.

(iii) The Lender shall have received satisfactory evidence of an agreement between the Borrower and Loral Space & Communications Ltd. (“Loral”), on terms and conditions reasonably satisfactory to the Lender, with respect to the following:

(A) the delivery of eight ground spare satellites to the Borrower or New Globalstar currently held by Loral;

(B) the termination or modification, as the case may be, of each of the Strategic Agreements;

(C) the transfer by L/Q Licensee to the Borrower or New Globalstar of the Big LEO License and all rights thereunder; and

(D) the transfer by Loral to the Borrower or New Globalstar of all of its ownership interest in the Stock of all entities owning or operating the Borrower’s gateway and operations in Canada and the treatment of the Indebtedness owed to Loral by such entities in a manner reasonably satisfactory to the Lender.

(iv) The Lender shall have received satisfactory evidence of an agreement between the Borrower and QUALCOMM Incorporated (“QUALCOMM”), on terms and conditions reasonably satisfactory to the Lender, with respect to the following:

(A) the transfer by QUALCOMM to the Borrower or New Globalstar of all handset inventories (at no additional cost or expense to New Globalstar);

(B) the agreement of QUALCOMM to provide continued support with respect to intellectual property and maintenance for the Borrower’s (and from and after the Effective Date, New Globalstar’s) satellite system on commercially reasonable terms;

(C) the termination or modification, as the case may be, of each of the Strategic Agreements (to the extent they relate to QUALCOMM);

(D) the termination or modification, as the case may be, of the Contract for OmniTRACS-Like Services, dated March 23, 1994, between QUALCOMM and the Borrower; and

(E) if, and to the extent necessary, the transfer by L/Q Licensee to the Borrower or New Globalstar of the Big LEO License and all rights thereunder on terms reasonably satisfactory to the Lender.

          (d) No QUALCOMM Related Termination Event shall have occurred and be continuing.

          Section 3.2 Condition Precedent to Loans Under Tranche B Commitment. The obligation of the Lender to make Loans requested to be made by it under the Tranche B Commitment is subject to the satisfaction of all of the following conditions precedent:

          (a) Each of the Tranche A Draw Conditions shall have been satisfied and the Tranche A Commitment shall be fully drawn.

          (b) An order confirming the Plan of Reorganization that is acceptable to the Lender in all material respects shall have been entered by the Bankruptcy Court and such order shall have become a Final Order.

          (c) All conditions precedent to the effectiveness of the Plan of Reorganization shall have been satisfied or waived in writing by the Lender, other than the approval by the FCC of the transfer the FCC Licenses contemplated thereby, for which an application for approval shall be pending.

          Section 3.3 Conditions Precedent to Each Loan. The obligation of the Lender to make any Loan on any date (including the Closing Date) shall be subject to the satisfaction of all of the following conditions precedent:

          (a) The representations and warranties set forth in Article IV and in the other Loan Documents shall be true and correct on and as of such date as though made on and as of such date other than any such representations and warranties that, by their terms, refer to an earlier date.

          (b) The making of the Loans on such date shall not violate any Requirement of Law and is not subject to any stay or injunction, whether temporary, preliminary or permanent.

          (c) No Event of Default shall have occurred and be continuing.

          (d) The Investment Agreement shall not have been terminated.

          (e) Each of the Tranche A Draw Conditions (except for the condition set forth in Section 3.1(c)(iv)) shall have been satisfied or waived by the Lender.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

          To induce the Lender to enter into this Agreement, the Borrower and each Guarantor represents and warrants to the Lender that on the Closing Date:

          Section 4.1 Corporate Existence; Compliance with Law. (a) The Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Borrower’s Subsidiaries that is (i) a corporation is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) a limited liability company is duly organized, validly existing and in good standing under the jurisdiction of its formation and (iii) a limited partnership is duly organized and validly existing under the laws of the jurisdiction of its formation.

          (b) Except as set forth in Schedule 4.1, each of the Borrower and its Subsidiaries (i) is duly qualified or licensed as a foreign limited partnership, limited liability company or corporation, as applicable, in each jurisdiction in which its ownership of properties or the conduct of its business requires such qualification or licensing except for failures to be so qualified or licensed which in the aggregate would not reasonably be expected to have a Material Adverse Effect; (ii) has all requisite limited partnership, limited liability company or corporate power, as applicable, and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted; (iii) is in compliance with its certificate of limited partnership and partnership agreement, certificate of formation of limited liability company and limited liability company agreement, or certificate of incorporation and by-laws, as applicable; (iv) is in compliance with all other applicable Requirements of Law, except for such noncompliances as in the aggregate would not reasonably be expected to have a Material Adverse Effect and Requirements of Law that are stayed as a result of the commencement of the Reorganization Cases; and (v) has made all necessary filings with, and has given all necessary notices to, the FCC to the extent required for such ownership and use with respect to the FCC Licenses, except for failures to file or give notice which in the aggregate would not reasonably be expected to have a Material Adverse Effect.

          Section 4.2 Corporate Power; Authorization; Enforceable Obligations. Except as set forth in Schedule 4.2:

          (a) The execution, delivery and performance by the Borrower and each Guarantor of the Loan Documents to which it is a party and the consummation of the transactions related to the financing contemplated hereby:

(i) are within its limited partnership, limited liability company or corporate powers, as applicable;

(ii) have been duly authorized by all necessary limited partnership, limited liability company or corporate action, as applicable;

(iii) do not and will not (A) contravene its respective certificate of limited partnership or partnership agreement, certificate of limited liability company or limited liability company agreement, or certificate of incorporation or by-laws, as applicable, (B) upon entry of the Financing Order by the Bankruptcy Court violate any other applicable or enforceable Requirement of Law, or any applicable or enforceable order or decree of any Governmental Authority or arbitrator, (C) result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of the Borrower or any Guarantor, the effect of which will not be subject to the automatic stay pursuant to section 362 of the Bankruptcy Code or (D) result in the creation or imposition of any Lien upon any of its property other than Liens in favor of the Lender pursuant to the Loan Documents; and

(iv) do not require the consent of, authorization by, approval of, notice to, acts by or filing or registration with, any Governmental Authority or any other Person, except as otherwise ordered by the Bankruptcy Court or required by the Bankruptcy Code or the Bankruptcy Rules.

          (b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to Section 3.1, duly executed and delivered for the benefit of or on behalf of each Credit Party party thereto. This Agreement and the other Loan Documents will be, when delivered pursuant hereto, the legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with its terms and the Financing Order.

          Section 4.3 Ownership of Subsidiaries. Set forth on Schedule 4.3 is a complete and accurate list, as of the Closing Date, of all Subsidiaries of the Borrower and, as to each such Subsidiary, the exact legal name, jurisdiction of its incorporation or organization, taxpayer identification number, the number of shares authorized (in the case of capital stock) and the number and/or percentage of such outstanding shares of each such class or partnership or limited liability company interests owned (directly or indirectly) by the Borrower, any other Grantor or any other owner. Except as set forth in Schedule 4.3, no Stock of any Subsidiary of the Borrower is subject to any outstanding option, warrant, right of conversion or purchase or any similar right. All of the outstanding Stock of each Subsidiary of the Borrower owned (directly or indirectly) by the Borrower (including the Pledged Stock) has been duly and validly issued and is owned by the Borrower or a Subsidiary of the Borrower, free and clear of all Liens except those created under the Loan Documents and the Financing Order. All of outstanding shares of Stock that are owned by the Borrower of each Subsidiary that is a corporation are fully paid and nonassessable. All partnership or limited liability company interests of each Subsidiary that is a limited partnership or limited liability company, as the case may be, owned by the Borrower are fully paid and nonassessable to the extent required as of the date of this Agreement. Neither the Borrower nor any such Subsidiary is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any Stock of any such Subsidiary, other than the Loan Documents.

          Section 4.4 Secured, Super Priority Obligations. (a) On and after the Closing Date, the provisions of the Loan Documents and the Financing Order are effective to create in favor of the Lender, legal, valid and perfected Liens on and security interests (having the priority provided for herein and in the Financing Order) in all right, title and interest in the Collateral, enforceable against each Grantor that owns interest in such Collateral.

          (b) All Obligations and all other amounts owing by the Borrower hereunder and under the other Loan Documents and by the Guarantors under the Guaranty in respect thereof will be secured pursuant to section 364(c)(2) of the Bankruptcy Code and the Financing Order, by a first priority perfected security interest in and Lien on, and mortgage against, all of the Collateral and all Proceeds, rents and products of all of the foregoing and all distributions thereon that are unencumbered as of the date hereof.

          (c) All Obligations and all other amounts owing by the Borrower hereunder and under the other Loan Documents and by the Guarantors under the Guaranty in respect thereof will be secured pursuant to section 364(c)(3) of the Bankruptcy Code and the Financing Order, by a perfected junior security interest in and Lien on, and mortgage against, all of the Collateral that is subject to the Permitted Liens.

          (d) Pursuant to section 364(c)(1) of the Bankruptcy Code and the Financing Order, all Obligations and other amounts owing by the Borrower hereunder and under the other Loan Documents and by Guarantors under the Guaranty in respect thereof at all times will constitute allowed super-priority administrative expense claims in the Reorganization Cases having priority over all administrative expenses of the kind specified in sections 503(b) or 507(b) of the Bankruptcy Code, provided, however, that the foregoing super-priority administrative claims (i) shall be subordinated to the Wind-Down Costs only to the extent of the Wind Down Funds and (ii) shall not be paid from the Avoidance Actions.

          Section 4.5 Use of Proceeds. The proceeds of the Loans shall be used solely by the Borrower to pay the costs and expenses of the administration of the Reorganization Cases, including Permitted Expenditures and other obligations, as set forth in the Approved Budget, and to pay such other obligations as contemplated by this Agreement, ordered by the Bankruptcy Court or required by the Bankruptcy Code or Bankruptcy Rules. The Permitted Expenditures set forth in the Approved Budget may be adjusted in accordance with Section 2.2(a).

          Section 4.6 Intellectual Property.

          (a) Except as set forth in Schedule 4.6, the Borrower and its Subsidiaries own or license or otherwise have the right to use all Intellectual Property that is necessary for the operation of their respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including all trade names associated with any private label brands of the Borrower or any of its Subsidiaries, except where the failure to so own or license or otherwise obtain the right to use, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or where any such infringement or conflict, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 4.6, to the actual knowledge of the Borrower following reasonable inquiry by its Responsible Officers, no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, in the ordinary course of business by the Borrower or any of its Subsidiaries infringes upon or conflicts with any rights owned by any other Person, except where any such infringement or conflict, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and no material claim or litigation regarding any of the foregoing is pending or threatened.

          (b) Except as set forth on Schedule 4.6, no Grantor owns any material Trademarks, Patents or Copyrights or has any material Trademarks, Patents or Copyrights registered in, or the subject of pending applications in, the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof. The registrations for the Collateral disclosed on Schedule 4.6 are valid and subsisting and in full force and effect to the extent they are necessary for the operation of the business of such Grantor in the reasonable business judgment of such Grantor and material to the assets, properties, condition (financial or otherwise), operations or prospects of the Borrower and its Subsidiaries taken as a whole, except where the failure to maintain a valid and subsisting registration with respect to such collateral, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. None of the material Patents or Copyrights necessary for the operation of the business of such Grantor in the reasonable business judgment of such Grantor have been abandoned or dedicated, except where such abandonment or dedication, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          Section 4.7 Pledged Collateral.

          (a) The Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests pledged hereunder by each Grantor constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on the Pledged Collateral Schedule

          (b) (i) All of the Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests have been duly and validly issued and (ii) all of the Pledged Stock are fully paid and nonassessable and, to the extent required as of the date of this Agreement, all of the Pledged Partnership Interests and Pledged LLC Interests are fully paid and nonassessable.

          (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

          (d) All Pledged Collateral consisting of certificated securities has been delivered to the Lender on or prior to the Closing Date to the extent requested by the Lender.

          (e) Other than the Pledged Partnership Interests and the Pledged LLC Interests that constitute General Intangibles, there is no Pledged Collateral other than that represented by certificated securities in the possession of the Lender on the Closing Date.

          (f) No Person other than the Lender has control within the meaning the UCC over any Investment Property of such Grantor.

ARTICLE V

AFFIRMATIVE COVENANTS

          As long as any of the Obligations or any portion of the Commitment remains outstanding, unless the Lender otherwise consents in writing, the Borrower and each Guarantor agrees with the Lender that:

          Section 5.1 Compliance with Laws, Etc. The Borrower and each Guarantor shall comply in all material respects with all applicable laws, rules, regulations and orders, except where (a) the failure to comply would not reasonably be expected to have a Material Adverse Effect or (b) compliance is prohibited by, in conflict with, or excused by, the Bankruptcy Code, the Bankruptcy Rules or order of the Bankruptcy Court.

          Section 5.2 Maintenance of Existence. The Borrower and each Guarantor shall maintain and preserve, in each case as in effect on the date hereof, its respective existence as a corporation or other form of business organization in good standing, as the case may be, and all material rights, privileges, FCC Licenses, Patents, Patent Licenses, Copyrights, Copyright Licenses, Trademarks, Trademark Licenses, trade names and franchises necessary in the reasonable business judgment of such Credit Party to the operations of the business of such Credit Party, except where the failure to do so results solely from the commencement of the Reorganization Cases and except as permitted in Section 6.3.

          Section 5.3 Access. The Borrower and each Guarantor shall, at any reasonable time and from time to time, upon prior reasonable notice, permit the Lender, or any agents or representatives thereof, to (a) examine and make copies of and abstracts from its records and books of account, (b) visit its properties and inspect the Collateral of such Grantor, (c) discuss its affairs, finances and accounts with any of its respective officers or directors and (d) communicate directly with its independent certified public accountants.

          Section 5.4 Keeping of Books. The Borrower and each Guarantor shall keep proper books of record and account, in which full and correct entries in all material respects shall be made of all of its financial transactions, assets and business in conformity with GAAP and all Requirements of Law.

          Section 5.5 Use of Proceeds. The Borrower shall use the entire amount of the proceeds of the Loans as provided in Section 4.5; provided, however, that the Borrower shall not use the proceeds from any Loans for any purpose that is improper under the Bankruptcy Code.

          Section 5.6 Further Assurances. The Borrower and each Guarantor shall perform, make, execute and deliver all such additional and further acts, things, deeds, occurrences and instruments as the Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and ensure the Lender its respective rights under this Agreement, the Notes and the other Loan Documents.

          Section 5.7 Interim Operations of New Globalstar. Until the Effective Date, New Globalstar shall not engage in any business activity or operations, or incur any liability, in each case other than in connection with or in furtherance of the transactions contemplated by the Investment Agreement.

          Section 5.8 Secured Indebtedness. To the knowledge of the Borrower, there exists no indebtedness of the Borrower for borrowed money secured by any Lien upon or in property owned by the Borrower as of the date hereof.

ARTICLE VI

NEGATIVE COVENANTS

     As long as any of the Obligations or any portion of the Commitment remains outstanding, without the written consent of the Lender, the Borrower and each Guarantor agrees with the Lender that:

          Section 6.1 Liens, Etc. Neither the Borrower nor any of it Subsidiaries shall create or suffer to exist any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income, except for (collectively, the following are hereinafter referred to as the “Permitted Liens”): (a) Liens created pursuant to the Loan Documents and authorized by the Financing Order; (b) purchase money Liens upon or in any property hereinafter acquired by the Borrower or such Subsidiary in the ordinary course of business not inconsistent with the Approved Budget to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property, including Liens to secure Capital Lease Obligations; (c) any Lien securing the renewal, extension or refunding of any Indebtedness or other Obligation secured by any Lien permitted by subsection (b) of this Section 6.1 without any increase in the amount secured thereby or in the assets subject to such Lien; (d) Liens arising by operation of law in favor of materialmen, mechanics, warehousemen, carriers, lessors or other similar Persons incurred by the Borrower or such Subsidiary in the ordinary course of business which secure its obligations to such Person; (e) Liens securing taxes, assessments or governmental charges or levies, exclusive of any such Liens asserted by the FCC; (f) Liens incurred or pledges and deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, old-age pensions and other social security benefits; (g) Liens securing the performance of statutory obligations, surety and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business, and judgment liens; (h) zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto which do not in the aggregate materially detract from the value or use of the property or assets of the Borrower or such Subsidiary or impair, in any material manner, the use of such property for the purposes for which such property is held by the Borrower or such Subsidiary; and (i) valid, perfected and enforceable Liens of record existing immediately prior to the Petition Date.

          Section 6.2 Indebtedness. Neither the Borrower nor any Guarantor shall create or suffer to exist any Indebtedness except: (i) the Obligations; (ii) Indebtedness outstanding on the Petition Date; (iii) current liabilities in respect of taxes, assessments and governmental charges or levies incurred, or Claims for labor, materials, inventory, services, supplies and rentals incurred, or for goods or services purchased in the ordinary course of business of the Borrower or such Guarantor; (iv) Indebtedness arising under any performance bond reimbursement obligation entered into by the Borrower or such Guarantor; (v) Indebtedness constituting Administrative Expenses or other administrative expense obligations incurred in the Reorganization Cases, unless disallowed by the Bankruptcy Court; (vi) Indebtedness otherwise permitted under this Agreement; and (vii) Indebtedness secured by Permitted Liens.

          Section 6.3 Mergers, Sale of Assets. Etc. Except in connection with a Plan of Reorganization and except for the Globalstar Canada Transaction, neither the Borrower nor any of its Subsidiaries shall (a) directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or Stock, or otherwise combine with, any Person or form any Subsidiary, (b) sell, convey, transfer, lease or otherwise dispose of any of its assets or Stock or any interest therein to any Person, or permit or suffer any other Person to acquire any interest in any of the assets of the Borrower or such Subsidiary, except (i) the sale or disposition of Inventory or other assets in the ordinary course of business or other tangible personal property which has become obsolete or is replaced in the ordinary course of business, and (ii) the rejection or assumption and assignment of executory contracts and unexpired leases pursuant to section 365 of the Bankruptcy Code; provided that all necessary approvals, including the approval of the Bankruptcy Court, have been obtained, or (c) enter into agreements in respect of any of the foregoing prohibited transactions.

          Section 6.4 Investments. Neither the Borrower nor any of its Subsidiaries shall make or commit to make any loan, extension of credit or capital contribution to, or purchase of any stock, bonds, notes, debentures or other securities of, or make any other investment in any Person (all such transactions being called “Investments”) except:

          (a) Investments in cash equivalents;

          (b) Investments existing on the date hereof; or

          (c) Investments made in any Person that are not inconsistent with the Approved Budget.

          Section 6.5 Restricted Payments. Neither the Borrower nor any of its Subsidiaries shall, except to the extent provided in the Plan of Reorganization, and not inconsistent with the Approved Budget, (a) declare, pay or make or permit any Subsidiary to declare, pay or make (i) any dividends or other distributions with respect to Stock or rights to acquire Stock or any payment on account of such Stock, or (ii) any payment of principal or payment of interest on account of any of its Indebtedness incurred prior to the commencement of the Reorganization Cases, except as otherwise ordered by the Bankruptcy Court, (b) set apart assets for a sinking or any analogous fund for the purchase, redemption, or retirement or other acquisition of, any shares of its Stock or rights to acquire Stock or any of its Indebtedness or (c) purchase, defease, acquire, or redeem any of its Indebtedness; provided that the Borrower may make required or permitted payments or prepayments on the Loans.

          Section 6.6 Transactions With Affiliates. Neither the Borrower nor any of its Subsidiaries shall enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate or employee, except transactions that are (a) contemplated by this Agreement or (b) in the ordinary course of the Borrower’s or such Subsidiary’s business and are not inconsistent with the Approved Budget.

          Section 6.7 Capital Expenditures. Neither the Borrower nor any of its Subsidiaries shall make any capital expenditures inconsistent with the Approved Budget.

          Section 6.8 Amendment of Charter or Bylaws. Neither the Borrower nor any of its Subsidiaries shall, except as set forth in the Plan of Reorganization, amend its partnership agreement, certificate or articles of incorporation or other equivalent organizational documents to revise, in any material respect from their form on the date hereof.

ARTICLE VII

TERMINATION

          Section 7.1 Termination; Acceleration. Upon (x) the termination of the Investment Agreement, (y) the occurrence and during the continuation of any Event of Default or (z) the occurrence and during the continuation of a QUALCOMM Related Termination Event, without further order of, application to, or action by, the Bankruptcy Court and without limiting any other right or remedy the Lender may by written notice to the Borrower and the Committee in accordance with Section 10.2 (a) declare that all or any portion of the Commitment be terminated, whereupon the obligation of the Lender to make Loans shall immediately terminate, and (b) declare the Loans, the PIK Interest Note, all accrued interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, the PIK Interest Note, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

          Section 7.2 Standstill Period; Exercise of Remedies. Upon expiration of the applicable Standstill Period following the Lender’s written notice of termination and acceleration given pursuant to Section 7.1, the automatic stay provided in section 362 of the Bankruptcy Code shall be deemed automatically vacated without further action or order of the Bankruptcy Court and the Lender shall be entitled to exercise all of its rights and remedies under the Loan Documents and applicable law, including, without limitation, all rights and remedies with respect to the Collateral and the Guarantors.

          Section 7.3 Commitment Fee. In the event the Investment Agreement is terminated in accordance with Section 7.2(a) thereof as a result of an event not caused by New Valley and the Obligations are accelerated by the Lender in accordance with Section 7.1, in addition to the payment to the Lender in full of the Obligations, the Termination Payment (as defined in the Investment Agreement) made pursuant to Section 7.4 of the Investment Agreement and the reimbursement of the Lender’s costs and expenses as provided in Section 10.4, the Lender shall also be entitled to receive, as a commitment fee (the “Commitment Fee”), (a) warrants to purchase ten percent (10%) of the Stock of New Globalstar (or any successor or survivor entities or such other operating entity created in connection with a reorganization or restructuring of the Grantors) at an exercise price equal to the lesser of (i) the fair value of the Stock of New Globalstar for which such warrant is exercisable on the Effective Date based on the purchase price of any Stock of New Globalstar issued pursuant to a Plan of Reorganization and (ii) an implied value of $110,000,000 for all of the equity of New Globalstar or, (b) to the extent that the Borrower’s or Guarantors’ bankruptcy estates receive consideration other than the Stock of New Globalstar (or such other operating entity created in connection with a plan of reorganization or other restructuring) in connection with the acquisition of all or substantially all of the Borrower’s and Guarantors’ assets, 10% of all consideration received by the Borrower’s and Guarantors’ bankruptcy estates in excess of $110,000,000.

          Section 7.4 Borrower Termination Event. Upon the occurrence and during the continuation of a Borrower Termination Event, the Borrower may, by written notice to the Lender, terminate this Agreement, upon which termination the Borrower shall pay to the Lender in full the aggregate principal amount of the Loans, the PIK Interest Note and all interest thereon accrued to the date of such termination. In addition, upon such termination and the payment in full to the Lender of the Loans, the PIK Interest Note and the accrued interest thereon, the Borrower shall have no further obligations hereunder, in any other Loan Documents or the Investment Agreement (other than as expressly provided for in the Investment Agreement), including the Termination Payment, the Commitment Fee or the obligation to reimburse the Lender’s costs and expenses as provided in Section 10.4.

          Section 7.5 QUALCOMM Related Termination Event. In the event the Lender terminates this Agreement pursuant to Section 7.1 as a result of a QUALCOMM Related Termination Event, upon the payment in full to the Lender of the Loans, the PIK Interest Note and the accrued interest thereon and subject to the expiration of the applicable Standstill Period, no Credit Party shall have any further obligation hereunder, under any other Loan Document or under the Investment Agreement (other than as expressly provided for in the Investment Agreement), including the Termination Payment, the Commitment Fee or the obligation to reimburse the Lender’s costs and expenses as provided in Section 10.4.

          Section 7.6 Other Termination. In the event the Tranche A Draw Conditions (except for the condition set forth in Section 3.1(c)(iv)) have not been met or otherwise waived on or before January 31, 2003, either the Lender or the Borrower may, by written notice to each other and the Committee, terminate this Agreement. Upon such termination, neither the Lender nor any Credit Party shall have any further obligation hereunder, under any other Loan Document or under the Investment Agreement.

ARTICLE VIII

GUARANTY

          Section 8.1 The Guaranty. In order to induce the Lender to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by each Guarantor from the proceeds of the Loans, each Guarantor hereby agrees with the Lender that such Guarantor hereby unconditionally and irrevocably, jointly and severally, guarantees as primary obligor and not merely as surety the full and prompt payment and performance by the Borrower when due, whether upon maturity, by acceleration or otherwise, of any and all of the Obligations of the Borrower to the Lender. If any or all of the Obligations of the Borrower to the Lender become due and payable hereunder, each Guarantor, jointly and severally, unconditionally promises to pay such Obligations to the Lender, or order, on demand, together with any and all reasonable expenses which may be incurred by the Lender in collecting any of the Obligations.

          Section 8.2 Nature of Liability. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Obligations of the Borrower whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Lender in respect of the Obligations which the Lender is required to repay to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          Section 8.3 Independent Obligation. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or the Borrower and whether or not any other Guarantor, any other guarantor or the Borrower be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to the Guarantor.

          Section 8.4 Authorization. Each Guarantor authorizes the Lender without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner or place of payment of, and/or change or extend the time of payment of, renew, accelerate or alter, any of the Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

          (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

          (e) settle or compromise any of the Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, or subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Lender regardless of what liability or liabilities of such Guarantor or the Borrower remain unpaid; and/or

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements.

          Section 8.5 Reliance. It is not necessary for the Lender to inquire into the capacity or powers of the Borrower or its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          Section 8.6 Subordination. Any of the Indebtedness of the Borrower now or hereafter owing to any Guarantor is hereby subordinated to the Obligations of the Borrower; provided, however, that payment may be made by the Borrower on any such Indebtedness owing to such Guarantor so long as the same is not prohibited by this Agreement; and provided further, that if the Lender so requests at a time when a Lender Termination Event exists, all such Indebtedness of the Borrower to such Guarantor shall be collected, enforced and received by such Guarantor as trustee for the Lender and be paid over to the Lender on account of the Obligations of the Borrower to the Lender, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any of the Indebtedness of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

          Section 8.7 Waiver. Subject to Section 9.9, the expiration of the applicable Standstill Period and the giving of notice as required by the Financing Order:

          (a) Each Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require the Lender to (i) proceed against the Borrower, any other Guarantor, any other guarantor or any other party, (ii) proceed against or exhaust any security granted by the Borrower, any other Guarantor, any other guarantor or any other party or (iii) pursue any other remedy in the Lender’s power whatsoever. Each Guarantor waives (except as shall be required by applicable statute and cannot be waived) any defense based on or arising out of any defense of the Borrower, any other Guarantor, any other guarantor or any other party other than payment in full of the Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guarantor, any other guarantor or any other party, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Obligations. The Lender may, at its election, foreclose on any security held by the Lender by one or more judicial or nonjudicial sales (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Lender may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been paid. Each Guarantor waives any defense arising out of any such election by the Lender, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other party or any security.

          (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Lender shall have no duty to advise such Guarantor of information known to it regarding such circumstances or risks.

ARTICLE IX

SECURITY

          Section 9.1 Security.

          (a) To induce the Lender to make the Loans, each Grantor hereby grants to the Lender, as security for the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, a continuing first (or junior, as the case may be) priority Lien and security interest (subject only to the Permitted Liens) in accordance with sections 364(c)(2) and (3) of the Bankruptcy Code in and to all Collateral of such Grantor. For purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:

(i) All cash and cash equivalents (expressly excluding the Wind-Down Funds);

(ii) all Accounts;

(iii) all Accounts Receivable and Accounts Receivable Records;

(iv) all books and Records pertaining to the property described in this Section 9.1;

(v) all Chattel Paper;

(vi) all Documents;

(vii) all Equipment;

(viii) all General Intangibles, including all Intellectual Property and that portion of the Pledged Collateral constituting General Intangibles (provided, however, that notwithstanding any other provision in this Agreement or any other Loan Document, the Collateral shall not include any FCC Licenses now owned or at any time hereafter acquired by any Grantor);

(ix) all Instruments;

(x) all Insurance;

(xi) all Inventory;

(xii) all Investment Property and that portion of the Pledged Collateral constituting Investment Property;

(xiii) all other Goods and personal property of such Grantor, whether tangible or intangible, wherever located;

(xiv) all Payment Intangibles;

(xv) all property of any Grantor held by the Lender, including all property of every description, in the possession or custody of or in transit to the Lender for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power;

(xvi) all Real Property;

(xvii) to the extent not otherwise included, all monies and other property of any kind which is, after the Closing Date, received by such Grantor in connection with refunds with respect to taxes, assessments and governmental charges imposed on such Grantor or any of its property or income;

(xviii) all causes of action expressly excluding the Avoidance Actions and all monies and other property of any kind received therefrom, and all monies and other property of any kind recovered by any Grantor;

(xix) to the extent not otherwise included, all Pledged Collateral;

(xx) to the extent not otherwise included, all Collateral Support and Supporting Obligations; and

(xxi) to the extent not otherwise included, all Proceeds of each of the foregoing and the sale of the FCC Licenses and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all proceeds of insurance, indemnity, warranty or guaranty payable to any Grantor from time to time with respect to any of the foregoing.

          Section 9.2 Perfection of Security Interests. The Liens and security interests granted herein shall be deemed valid, enforceable and perfected by entry of the Financing Order. No financing statement, notice of lien, mortgage, deed of trust or similar instrument in any jurisdiction or filing office need be filed or any other action taken in order to validate, perfect, maintain, protect or enforce the Liens and security interests granted by or pursuant to this Agreement and the Financing Order.

          Section 9.3 Rights of Lender; Limitations on Lender’s Obligations. Subject to Section 9.9, the expiration of the applicable Standstill Period and the giving of notice as required by the Financing Order and in any event not inconsistent with the Applicable Budget:

          (a) Subject to each Grantor’s rights and duties under the Bankruptcy Code (including section 365 of the Bankruptcy Code), it is expressly agreed by each Grantor that, anything herein to the contrary notwithstanding, such Grantor shall remain liable under its Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder. The Lender shall not have any obligation or liability under any Contract by reason of or arising out of this Agreement, the Loan Documents, or the granting to the Lender of a security interest therein or the receipt by the Lender of any payment relating to any Contract pursuant hereto, nor shall the Lender be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (b) Subject to Section 9.5, the Lender authorizes each Grantor to collect its Accounts, provided that such collection is performed in accordance with such Grantor’s customary procedures, and the Lender may, upon the occurrence and during the continuation of any Lender Termination Event and without notice limit or terminate said authority at any time.

          (c) The Lender may at any time, upon the occurrence and during the continuation of any Lender Termination Event, after first notifying the Borrower of its intention to do so, notify Account Debtors, notify the other parties to the Contracts of the Borrower or any other Grantor, notify obligors of Instruments and Investment Property of the Borrower or any other Grantor and notify obligors in respect of Chattel Paper of the Borrower or any other Grantor that the right, title and interest of the Borrower or such Grantor in and under such Accounts, such Contracts, such Instruments, such Investment Property and such Chattel Paper have been assigned to the Lender and that payments shall be made directly to the Lender. Upon the request of the Lender, the Borrower or such other Grantor will so notify such Account Debtors, such parties to Contracts, obligors of such Instruments and Investment Property and obligors in respect of such Chattel Paper. Upon the occurrence and during the continuation of a Lender Termination Event, the Lender may in its own name, or in the name of others, communicate with such parties to such Accounts, Contracts, Instruments, Investment Property and Chattel Paper to verify with such Persons to the Lender’s reasonable satisfaction the existence, amount and terms of any such Accounts, Contracts, Instruments, Investment Property or Chattel Paper.

          Section 9.4 Covenants of the Grantors with Respect to Collateral. Subject to Section 9.9, the expiration of the applicable Standstill Period and the giving of notice as required by the Financing Order and in any event not inconsistent with the Applicable Budget, each Grantor hereby covenants and agrees with the Lender that from and after the date of this Agreement and until the Obligations are fully satisfied:

          (a) Limitations on Modifications of Accounts. Such Grantor will not, without the Lender’s prior written consent, grant any extension of the time of payment of any of the Accounts, Chattel Paper or Instruments, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than any of the foregoing which are done in the ordinary course of business, consistent with past practices and trade discounts granted in the ordinary course of business of such Grantor.

          (b) Notices. Such Grantor will advise the Lender promptly, in reasonable detail, (i) of any Lien asserted against any of the Collateral other than Permitted Liens, and (ii) of the occurrence of any other event which would result in a material adverse change with respect to the aggregate value of the Collateral or on the security interests created hereunder.

          (c) Pledged Collateral.

(i) Upon request of the Lender, such Grantor will deliver to the Lender, all certificates representing or evidencing any Pledged Collateral, whether now arising or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender. Upon the occurrence and during the continuation of a Lender Termination

Event, the Lender shall have the right, at any time in its discretion and without notice to the Grantor, to transfer to or to register in its name or in the name of its nominees any or all of the Pledged Collateral. The Lender shall have the right at any time to exchange certificates or instruments representing or evidencing any of the Pledged Collateral for certificates or instruments of smaller or larger denominations.

(ii) Except as provided in Section 9.7, such Grantor shall be entitled to receive all cash dividends paid in respect of the Pledged Collateral (other than liquidating or distributing dividends) with respect to the Pledged Collateral. Any sums paid upon or in respect of any of the Pledged Collateral upon the liquidation or dissolution of any issuer of any of the Pledged Collateral, any distribution of capital made on or in respect of any of the Pledged Collateral or any property distributed upon or with respect to any of the Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of the Lender, be delivered to the Lender to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of any of the Pledged Collateral shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Lender, hold such money or property in trust for the Lender, segregated from other funds of such Grantor, as additional security for the Obligations.

(iii) Except as provided in Section 9.7, such Grantor will be entitled to exercise all voting, consent and corporate rights with respect to the Pledged Collateral; provided that no vote shall be cast, consent given or right exercised or other action taken by such Grantor which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of this Agreement or any other Loan Document or, without prior notice to the Lender, to enable or take any other action to permit any issuer of Pledged Collateral to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any issuer of Pledged Collateral.

(iv) In the case of each Grantor which is an issuer of Pledged Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and will comply with such terms insofar as such terms are applicable to it. In the case of each Grantor which is a partner in a Partnership, such Grantor hereby consents to the extent required by the applicable Partnership agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Partnership Interests in such Partnership pursuant to the terms hereof and to the transfer of such Pledged Partnership Interests to the Lender or its nominee and to the substitution of the Lender or its nominee as a substituted partner in such Partnership, subject to the terms hereof, with all the rights, powers and duties of a general partner or a limited partner, as the case may be. In the case of each Grantor which is a member of a limited liability company, such Grantor hereby consents to the extent required by the applicable a limited liability company agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged LLC Interests in such limited liability company and to the transfer of such Pledged LLC Interests to the Lender or its nominee and to the substitution of the

Lender or its nominee as a substituted member of the limited liability company pursuant to the terms hereof with all the rights, powers and duties of a member of the limited liability company in question.

(v) Such Grantor will not agree to any amendment of a constituent document that in any way adversely affects the perfection of the security interest of the Lender in the Pledged Partnership Interests or Pledged LLC Interests pledged by such Grantor hereunder, including electing to treat the membership interest or partnership interest of such Grantor as a security under section 8-103 of the UCC.

          (d) Intellectual Property.

(i) Such Grantor will (i) continue to use each Trademark that is material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used in the ordinary course of business, free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark in the ordinary course of business, (iii) use such Trademark in the ordinary course of business with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark in the ordinary course of business which is confusingly similar or a colorable imitation of such Trademark unless the Lender shall obtain a perfected security interest in such mark pursuant to this Agreement and (v) not do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way in the ordinary course of business.

(ii) Such Grantor will not do any act, or omit to do any act, whereby any Patent which is material Intellectual Property may become forfeited, abandoned or dedicated to the public unless such act or omission would not reasonably be expected to have a Material Adverse Effect.

(iii) Such Grantor (i) will not (and will not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any portion of the Copyrights which is material Intellectual Property may become invalidated or otherwise impaired and (ii) will not (either itself or through licensees) do any act whereby any portion of the Copyrights which is material Intellectual Property may fall into the public domain unless such act or omission would not reasonably be expected to have a Material Adverse Effect.

(iv) Such Grantor will not do any act, or omit to do any act, whereby any trade secret which is material Intellectual Property may become publicly available or otherwise unprotectable unless such act or omission would not reasonably be expected to have a Material Adverse Effect.

(v) Such Grantor will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person unless such act or omission would not reasonably be expected to have a Material Adverse Effect.

(vi) Such Grantor will notify the Lender immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, right to use, interest in, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same, unless such event would not reasonably be expected to have a Material Adverse Effect.

(vii) Whenever such Grantor, either by itself or through any agent, licensee or designee, shall file an application for the registration of any material Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States, such Grantor shall report such filing to the Lender within five Business Days after the last day of the fiscal quarter in which such filing occurs.

(viii) Such Grantor will take all reasonable actions necessary or requested by the Lender, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any Copyright, Trademark or Patent that is material Intellectual Property, including filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition and interference and cancellation proceedings.

(ix) In the event that any material Intellectual Property is infringed upon or misappropriated or diluted by a third party and such event would be reasonably likely to result in a Material Adverse Effect, such Grantor shall notify the Lender promptly after such Grantor learns thereof. Such Grantor shall take appropriate action in response to such infringement, misappropriation or dilution, including promptly bringing suit for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions may be appropriate in its reasonable judgment under the circumstances to protect such material Intellectual Property.

          Section 9.5 Performance by Lender of the Grantors’ Obligations. Subject to Section 9.9, the expiration of the applicable Standstill Period and the giving of notice as required by the Financing Order, if any Grantor fails to perform or comply with any of its agreements contained herein and the Lender, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Lender incurred in connection with such performance or compliance, together with interest thereon at the rate then in effect in respect of the Loan, shall be payable by such

Grantor to the Lender on demand and shall constitute Obligations secured by the Collateral. Performance of such Grantor’s obligations as permitted under this Section 9.5 shall in no way constitute a violation of the automatic stay provided by section 362 of the Bankruptcy Code and each Grantor hereby waives applicability thereof.

          Section 9.6 Limitation on Lender’s Duty in Respect of Collateral. The Lender shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that the Lender shall, with respect to the Collateral in its possession or under its control, deal with such Collateral in the same manner as the Lender deals with similar property for its own account. Upon request of the Borrower, the Lender shall account for any moneys received by it in respect of any foreclosure on or disposition of the Collateral of any Grantor.

          Section 9.7 Remedies, Rights Upon Lender Termination Event. Subject to Section 9.9, the expiration of the applicable Standstill Period and the giving of notice as required by the Financing Order:

          (a) If any Lender Termination Event shall occur and be continuing, the Lender may exercise in addition to all other rights and remedies granted to it in this Agreement and in any other Loan Document, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event the Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of the Lender’s offices or elsewhere at such prices at it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases to the extent permitted by applicable law. Each Grantor further agrees, at the Lender’s request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at such Grantor’s premises or elsewhere. The Lender shall apply the proceeds of any such collection, recovery, receipt, appropriation, realization or sale (net of all expenses incurred by the Lender in connection therewith, including, without limitation, attorney’s fees and expenses), to the Obligations in any order deemed appropriate by the Lender, such Grantor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Lender of any other amount required by any provision of law, including, without limitation, the UCC, need the Lender account for the surplus, if any, to such Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Lender arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of the Lender. Each Grantor agrees that the Lender need not give more than ten (10) days’ notice to the Borrower (which notification shall be deemed given when mailed or delivered on an overnight basis, postage prepaid, addressed to the Borrower at its address set forth in Section 10.2) of the time and place of any public sale of Collateral or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Lender and its agents shall have the right to enter upon any real property owned or leased by any Grantor to exercise any of its rights or remedies under this Agreement. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was adjourned. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay its Obligations and all other amounts to which the Lender is entitled, the Grantors also being liable for the fees and expenses of any attorneys employed by the Lender to collect such deficiency.

          (b) Each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

          (c) Pledged Collateral.

(i) During the continuance of a Lender Termination Event, if the Lender shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Lender shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Collateral and make application thereof to the Obligations in the order set forth herein, and (ii) the Lender or its nominee may exercise (A) all voting, consent, corporate and other rights pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any issuer of Pledged Collateral, the right to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Lender may determine), all without liability except to account for property actually received by it, but the Lender shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(ii) In order to permit the Lender to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Lender all such proxies, dividend payment orders and other instruments as the Lender may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Lender an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of a Lender Termination Event and which proxy shall only terminate upon the payment in full of the Obligations.

(iii) Each Grantor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Lender in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Collateral directly to the Lender.

          Section 9.8 The Lender’s Appointment as Attorney-in-Fact. Subject to Section 9.9, the expiration of the applicable Standstill Period and the giving of notice as required by the Financing Order:

          (a) Each Grantor hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its and its Subsidiaries true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor, or in its own name, from time to time in the Lender’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary and desirable to accomplish the purposes of this Agreement and the transactions contemplated hereby, and, without limiting the generality of the foregoing, hereby gives the Lender the power and right, on behalf of such Grantor, without notice to or assent by such Grantor to do the following:

(i) to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of such Grantor, its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

(ii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

(iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due and to become due thereunder, directly to the Lender or as the Lender shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents constituting or relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against any Grantor with respect to any Collateral of such Grantor; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; (G) to license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any trademarks, throughout the world for such term or terms, on such conditions, and in such manner, as the Lender shall in its sole discretion determine; and (H) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Lender reasonably deems necessary to protect, preserve or realize upon the Collateral and the Lender’s Lien therein, in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

          (b) The Lender agrees that it will forbear from exercising the power of attorney or any rights granted to the Lender pursuant to this Section 9.8, except upon the occurrence or during the continuation of a Lender Termination Event. The Grantors hereby ratify, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 9.8 is a power coupled with an interest and shall be irrevocable until the Obligations are indefeasibly paid in full.

          (c) The powers conferred on the Lender hereunder are solely to protect the Lender’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act, except for its own gross negligence or willful misconduct.

          (d) Each Grantor also authorizes the Lender, at any time and from time to time upon the occurrence and during the continuation of any Lender Termination Event or as otherwise expressly permitted by this Agreement, (i) to communicate in its own name or the name of its Subsidiaries with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts hereunder and other matters relating thereto and (ii) to execute any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          Section 9.9 FCC-Related Requirements of Law. The Lender acknowledges that the effectiveness of certain provisions set forth in this Agreement or in any other Loan Document (including the provisions relating to the exercise of the Lender’s rights with respect to Pledged Collateral and effectiveness or the exercise of the power of attorney conferred on the Lender) may be subject to prior FCC approval and, to the extent such FCC approval is required, notwithstanding any other provision in this Agreement or any other Loan Document to the contrary, such provisions shall not be effective until such FCC approval is obtained. The Lender agrees to not exercise any of its rights or powers hereunder or under any other Loan Document unless and until such FCC approval, if required, is obtained.

ARTICLE X

MISCELLANEOUS

          Section 10.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower or any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          Section 10.2 Notices, Etc. Any notice or other communication permitted or required to be given hereunder will be in writing, and sent by reputable courier service (with proof of delivery), by hand delivery or by facsimile (followed by delivery by courier service (with proof of delivery) or by hand delivery), addressed as follows:

If to the Lender:

New Valley Corporation
100 S.E. Second Street
Miami, Florida 33131
Attention: Richard J. Lampen
Telecopy number: (305) 579-8009

With copies to:

Kasowitz, Benson, Torres & Friedman LLP
1633 Broadway
New York, New York 10019
Attention: David S. Rosner, Esq
Telecopy number: (212) 506-1800

and

Sonnenschein Nath & Rosenthal
1221 Avenue of the Americas
24th Floor
New York, NY 10020
Attention: Richard L. Sadowsky, Esq
Fax: (212) 768-6800

If to the Borrower or any Guarantor:

Globalstar, L.P.
3200 Zanker Road
San Jose, California 95134
Attention: William Adler, Esq
Telecopy number: (408) 933-4950

With copies to:

Jones Day
222 East 41st Street
New York, New York 10017
Attention: Paul D. Leake, Esq
Telecopy number: (212) 755-7306

and

The Committee
c/o Akin Gump
590 Madison Avenue
New York, New York 10022
Attention: Stephen B. Kuhn, Esq. and Daniel H. Golden, Esq
Telecopy number: (212) 872-1002

          All such notices and communications shall, when mailed, telecopied, or delivered, be effective when deposited in the mails, or delivered by hand to the addressee or its agent, respectively, except that notices and communications to the Lender pursuant to Article II or VIII shall not be effective until received by the Lender.

          Section 10.3 No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 10.4 Costs; Expenses; Indemnities. Upon a Lender Termination Event not caused by New Valley other than a QUALCOMM Related Termination Event, the Borrower shall pay, subject to all applicable Standstill Periods, all reasonable, documented out-

of-pocket expenses (including fees and disbursements of counsel) of the Lender in connection with the preparation and administration of this Agreement or amendment hereof.

          (b) The Borrower and each Guarantor agree to jointly and severally indemnify the Lender and its directors, officers, agents and employees (each “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities, losses, damages and expenses of any kind, including the reasonable fees and disbursements of counsel, which are incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided, however, that nothing in this Section 10.4(b) shall obligate the Borrower or any Guarantor to indemnify the Lender for any liabilities, losses, damages or expenses resulting from the gross negligence or willful misconduct of the Lender.

          Section 10.5 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default and following the expiration of the applicable Standstill Period and the giving of notice as required by the Financing Order, the Lender, after prompt notice thereof to the Borrower, is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower or any Guarantor against any and all of the Obligations now or hereafter existing whether or not the Lender shall have made any demand under this Agreement or any Note or other Loan Document and although such Obligations may be unmatured.

          Section 10.6 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and each Guarantor and the Lender and thereafter shall be binding upon and inure to the benefit of the Borrower and each Guarantor and the Lender and their respective successors and assigns, subject to Section 10.14.

          Section 10.7 Governing Law. This Agreement and the Notes and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York and, to the extent applicable, the Bankruptcy Code.

          Section 10.8 Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          Section 10.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          Section 10.10 Entire Agreement. This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

          Section 10.11 Confidentiality. The Lender agrees to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) to the Lender’s employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (ii) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from a source other than the Borrower, (iii) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors or (iv) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this sentence.

          Section 10.12 Jurisdiction. Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the Bankruptcy Court, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the Bankruptcy Court. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

          Section 10.13 Waiver of Jury Trial. Each of the parties hereto irrevocably waives trial by jury in any action or proceeding with respect to this Agreement or any other Loan Document.

          Section 10.14 Non-Assignment. Neither the Lender nor the Borrower or any Guarantor may assign this Agreement without the prior written consent of the other parties hereto; provided that the Lender may assign this Agreement to an entity wholly owned by the Lender upon five Business Days’ prior notice to the Borrower.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Borrower:

GLOBALSTAR, L.P., a Debtor and Debtor in Possession

By:	/s/ OLOF LUNDBERG
Name: Olof Lundberg Title: Chief Executive Officer

Guarantors:

GLOBALSTAR CAPITAL CORPORATION, a Debtor and Debtor in Possession

By:	/s/ ANTHONY J. NAVARRA
Name: Anthony J. Navarra Title: President

GLOBALSTAR SERVICES COMPANY, INC., a Debtor and Debtor in Possession

By:	/s/ ANTHONY J. NAVARRA
Name: Anthony J. Navarra Title: President

GLOBALSTAR, L.L.C., a Debtor and Debtor in Possession

By:	/s/ ANTHONY J. NAVARRA
Name: Anthony J. Navarra Title: President

Lender:

NEW VALLEY CORPORATION

By:	/s/ HOWARD M. LORBER
Name: Howard M. Lorber Title: President

SCHEDULE 1

FCC LICENSES

HELD BY GLOBALSTAR, L.P. (“GLOBALSTAR”) AND SUBSIDIARIES
(Licenses held by Globalstar unless otherwise noted)

Description	Granted	Expiration	Comments

Big LEO Satellite constellation — service links (1610-1626.5/2483.5-2500 MHz)	1/31/95	10 years	License held for benefit of Globalstar by L/Q Licensee, Inc.
Big LEO Satellite constellation — feeder links (5091-5250/6875-7055 MHz)	11/19/96	10 years	License held for benefit of Globalstar by L/Q Licensee, Inc.
2 GHz Satellite constellation — service links (1990-2025/2165-2200 MHz bands)	7/17/01	15 years	Second generation constellation.
2 GHz Satellite constellation — NGSO feeder links (15.43-15.61GHz/6700-6885 MHz)	7/17/01. Pending. Mod. application filed 7/17/02	15 years	Second generation constellation.
2 GHz Satellite constellation — GSO feeder links (13795-13995 MHz/11500-11700 MHz)	Pending. Mod. application filed 7/17/02	15 years
2 GHz Satellite constellation inter-satellite service links (65.0-65.1 GHz)	7/17/01 Pending. Mod. application filed 7/17/02 to delete	15 years	2 GHz system will not have intersatellite links.
Experimental license to develop new airborne applications for Globalstar phones (No. 0028-EX-PL-2001)	6/10/02	6/1/04	Allows Globalstar engineers to experiment with airborne applications in Globalstar radio frequency spectrum
Experimental license to develop new vehicular applications for Globalstar phones (No. 0011-EX-PL-2001)	Pending — filed 1/17/01	2 years from grant	Allows Globalstar engineers to experiment with vehicular applications in Globalstar radio frequency spectrum
Special Temporary Authority to replace two malfunctioning satellites with two in-orbit spares	9/27/01	3/27/02. Renewal filed 3/20/02	Allows two malfunctioning satellites to be moved to graveyard orbit at 1500 km
Clifton, TX, Gateway	2/27/98	10 years	Held by Globalstar USA
Las Palmas, PR, Gateway	6/23/00	10 years	Held by Globalstar Caribbean Ltd.
User terminal blanket	10/4/99	10 years	Held by Globalstar USA — Application to modify pending, filed 10/8/02
Authority to exceed statutory limit on foreign ownership. under Section 310(b)	7/1/02. Mod. granted 10/17/02	Open	Held by Globalstar Corp.
Section 214 authorization to provide interstate and foreign communications	7/1/02	Open	Held by Globalstar Corp.
Pro forma assignments and transfers of GLP licenses to GLP, Debtor-in-Possession	Filed 3/1/02
Experimental license to develop and test simplex	6/18/02	1/1/03	Renewal pending.

Description	Granted	Expiration	Comments

modem (No. 0077-EX-PL-2002)
Experimental license to demonstrate ancillary terrestrial component terminal (No. 0104-EX-PL-2002)	7/9/02	1/1/03	Renewal pending.

SCHEDULE 4.1
CORPORATE EXISTENCE; COMPLIANCE WITH LAW

Following its acquisition of Globalstar Caribbean Ltd. (“GCL”), a non-debtor Subsidiary, the Borrower discovered that GCL was not in full compliance with Puerto Rican tax filing requirements. The Borrower is in the process of correcting the non-compliance. GCL has not been notified by Puerto Rican authorities of any potential liability.

SCHEDULE 4.2
CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATION

1.	The consummation of the transactions contemplated by this Agreement will require notification to, but not prior approval by, the regulatory authorities in those countries in which the Borrower, or a Subsidiary of the Borrower, holds a radiospectrum license. Those countries are France and Canada, in addition to the United States.

2.	Ignoring any requirements or relief provided by the Bankruptcy Code or the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court, certain consents and/or waivers of the partners of the Partnership may be required under the Partnership’s Amended and Restated Agreement of Limited Partnership, as amended (the “Partnership Agreement”), prior to consummation of the Agreement. The Borrower is engaged in securing such consents or waivers as may be necessary and expects to have them before the January 30, 2003, hearing date.

3.	The execution, delivery and performance by the Borrower and each Guarantor of the Loan Documents to which it is a party and the consummation of the transactions related to the financing contemplated in this Agreement is subject to the Financing Order having been entered by the Bankruptcy Court.

SCHEDULE 4.3
OWNERSHIP OF SUBSIDIARIES

     1.     A list of the exact legal name, jurisdiction of incorporation or organization, taxpayer identification number, the number of shares authorized (in the case of capital stock) and the number and/or percentage of such outstanding shares of each such class or partnership or limited liability company interests owned (directly or indirectly) by the Borrower, any other Grantor or any other owner is attached hereto as Attachment 1, which attachment is incorporated herein by reference.

     2.     In addition to the Subsidiaries listed in Attachment 1 hereto, the Borrower directly holds a 49 percent equity interest in Globaltel Joint Stock Company (“Globaltel”), the Borrower’s Russian service provider. In the Globaltel Assignment Agreement, dated as of August 1, 1997, the Borrower acknowledged that the Borrower had formed Globaltel under the direction of and as agent of Loral Space & Communications Ltd. (“Loral”); that Loral had full responsibility to fund all equity requirements pertaining to the Borrower’s 49 percent equity interest; and that Loral is the beneficial owner of the shares. Under this agreement, the Borrower is obligated to take any steps that may be necessary to perfect Loral’s title to the shares and to substitute Loral for the Borrower as the 49 percent partner in Globaltel.

     3.     In addition to the Subsidiaries listed in Attachment 1 hereto, the Borrower holds indirectly through non-debtor Subsidiaries a 16.7 percent equity interest in Globalstar Canada Holding Co. (“GCHC”) and a 23.3 percent equity interest in Globalstar Canada Co. (“GCC”).

     4.     The Borrower’s indirect Subsidiary, ATSS Canada, Inc., is a party to the Shareholders’ Agreement of Globalstar Canada Satellite Co. (“GCSC”). ATSS Canada, Inc. owns 50.1 percent of the shares of GCSC, and a subsidiary of Loral Space & Communications Ltd. owns the remaining 49.9 percent. Section 3.5 of the Shareholders’ Agreement provides each of the two shareholders a Right of First Offer (as such term is defined in such Shareholders’ Agreement) in the event that the other shareholder proposes to transfer any shares held or owned beneficially by it.

ATTACHMENT 1 TO SCHEDULE 4.3
SUBSIDIARIES OF BORROWER

Debtor Subsidiaries:
Legal Name:	Globalstar, L.L.C.
Jurisdiction of incorporation or organization:	Delaware
US Taxpayer Identification Number:	22-3758443
Authorized Shares:	Not Applicable
Outstanding Shares:	Not Applicable
% Owned directly or indirectly by Globalstar L.P.:	100%
Direct Ownership:	Globalstar, L.P.

Legal Name:	Globalstar Capital Corporation
Jurisdiction of incorporation or organization:	Delaware
US Taxpayer Identification Number:	13-3876323
Authorized Shares:	1,000
Outstanding Shares:	100
% Owned directly or indirectly by Globalstar L.P.:	100%
Direct Ownership:	Globalstar, L.P.

Legal Name:	Globalstar Services Company, Inc.
Jurisdiction of incorporation or organization:	Delaware
US Taxpayer Identification Number:	33-0755211
Authorized Shares:	1,000
Outstanding Shares:	100
% Owned directly or indirectly by Globalstar L.P.:	100%
Direct Ownership:	Globalstar, L.P.

Non – Debtor Subsidiaries:

Legal Name:	Globalstar Corporation
Jurisdiction of incorporation or organization:	Delaware
US Taxpayer Identification Number:	13-3958611
Authorized Shares:	1,000
Outstanding Shares:	100
% Owned directly or indirectly by Globalstar L.P.:	100%
Direct Ownership:	Globalstar, L.P.

Legal Name:	Stonestreet Holdings N.V.
Jurisdiction of incorporation or organization:	Netherlands Antilles
US Taxpayer Identification Number:	Not Applicable
Authorized Shares:	6,000
Outstanding Shares:	6,000
% Owned directly or indirectly by Globalstar L.P.:	100%
Direct Ownership:	Globalstar, L.P.
Other:	Inactive

Legal Name:	Globalstar (Mauritius)
Jurisdiction of incorporation or organization:	Mauritius
US Taxpayer Identification Number:	Not Applicable
Authorized Shares:	1,000,000
Outstanding Shares:	1,000,000
% Owned directly or indirectly by Globalstar L.P.:	100%
Direct Ownership:	Globalstar, L.P.

1

Legal Name:	Globalstar Holdings Ltd.
Jurisdiction of incorporation or organization:	Cyprus
US Taxpayer Identification Number:	Not Applicable
Authorized Shares:	10,000
Outstanding Shares:	1,000
% Owned directly or indirectly by Globalstar L.P.:	100%
Direct Ownership:	Globalstar, L.P.
Other:	Inactive

Legal Name:	Globalstar International Service Limited Liability Company
Jurisdiction of incorporation or organization:	Hungary
US Taxpayer Identification Number:	Not Applicable
Authorized Shares:	To be provided
Outstanding Shares:	To be provided
% Owned directly or indirectly by Globalstar L.P.:	100%
Direct Ownership:	Globalstar, L.P.
Other:	In Liquidation

Legal Name:	Mobile Satellite Services, B.V.
Jurisdiction of incorporation or organization:	The Netherlands
US Taxpayer Identification Number:	Not Applicable
Authorized Shares:	100
Outstanding Shares:	To be provided
% Owned directly or indirectly by Globalstar L.P.:	100%
Direct Ownership:	Globalstar Corporation

Legal Name:	Globalstar Europe Satellite Services, Ltd.
Jurisdiction of incorporation or organization:	Ireland
US Taxpayer Identification Number:	Not Applicable
Authorized Shares:	10,000
Outstanding Shares:	7,500
% Owned directly or indirectly by Globalstar L.P.:	100%
Direct Ownership:	Mobile Satellite Services, B.V.

Legal Name:	Globalstar Europe S.A.R.L.
Jurisdiction of incorporation or organization:	France
US Taxpayer Identification Number:	Not Applicable
Authorized Shares:	To be provided
Outstanding Shares:	To be provided
% Owned directly or indirectly by Globalstar L.P.:	100%
Direct Ownership:	Mobile Satellite Services, B.V.

Legal Name:	Globalstar Caribbean Ltd.
Jurisdiction of incorporation or organization:	Cayman Islands
US Taxpayer Identification Number:	52-2136467
Authorized Shares:	5,000,000
Outstanding Shares:	2
% Owned directly or indirectly by Globalstar L.P.:	100%
Direct Ownership:	Globalstar Corporation

2

Legal Name:	Globalstar Republica Dominicana, S.A.
Jurisdiction of incorporation or organization:	Dominican Republic
US Taxpayer Identification Number:	Not Applicable
Authorized Shares:	10,000
Outstanding Shares:	1,000
% Owned directly or indirectly by Globalstar L.P.:	99.6%
Direct Ownership:	Globalstar Caribbean Ltd. (99.4%)
Globalstar Satellite Services Ltd. (0.2%)
Ownership of Remaining 0.4%:	Four individuals, one share each
Other:	Inactive

Legal Name:	Globalstar USA, LLC
Jurisdiction of incorporation or organization:	Delaware
US Taxpayer Identification Number:	13-3958611 (same as Globalstar Corporation)
Authorized Shares:	1
Outstanding Shares:	1
% Owned directly or indirectly by Globalstar L.P.:	100%
Direct Ownership:	Globalstar Corporation

Legal Name:	Globalstar Satellite Services, Inc.
Jurisdiction of incorporation or organization:	Delaware
US Taxpayer Identification Number:	68-0340264
Authorized Shares:	1
Outstanding Shares:	1
% Owned directly or indirectly by Globalstar L.P.:	100%
Direct Ownership:	Globalstar Corporation

Legal Name:	Globalstar Japan K.K.
Jurisdiction of incorporation or organization:	Japan
US Taxpayer Identification Number:	Not Applicable
Authorized Shares:	To be provided
Outstanding Shares:	To be provided
% Owned directly or indirectly by Globalstar L.P.:	100%
Direct Ownership:	Globalstar Satellite Services, Inc.

Legal Name:	ATSS Canada, Inc.
Jurisdiction of incorporation or organization:	Delaware
US Taxpayer Identification Number:	94-3262383
Authorized Shares:	1
Outstanding Shares:	1
% Owned directly or indirectly by Globalstar L.P.:	100%
Direct Ownership:	Globalstar Satellite Services, Inc.

Legal Name:	ATSS/Loral Netherlands B.V.
Jurisdiction of incorporation or organization:	Netherlands
US Taxpayer Identification Number:	Not Applicable
Authorized Shares:	200,000
Outstanding Shares:	4,000
% Owned directly or indirectly by Globalstar L.P.:	50.1%
Ownership of Remaining 49.9%:	Affiliates of Loral Space & Communications Ltd.
Direct Ownership:	Globalstar Satellite Services, Inc.

3

Legal Name:	Globalstar Canada Satellite Co.
Jurisdiction of incorporation or organization:	Canada
US Taxpayer Identification Number:	91-1895730
Authorized Shares:	100,000,000
Outstanding Shares:	2,000
% Owned directly or indirectly by Globalstar L.P.:	50.1%
Ownership of Remaining 49.9%:	Affiliates of Loral Space & Communications Ltd.
Direct Ownership:	ATSS Canada, Inc.

4

SCHEDULE 4.6
INTELLECTUAL PROPERTY

1.     By letters dated December 20, 2001, and November 29, 2001, QUALCOMM purported to terminate The Borrower’s Production Gateway Purchase Agreement and Development Contract, respectively. The Borrower took the position that QUALCOMM could not lawfully and unilaterally terminate those agreements. Both agreements contain provisions granting The Borrower certain intellectual property rights associated with the Globalstar Gateways and user terminals. QUALCOMM has made no effort thus far to restrict The Borrower’s access to QUALCOMM’s intellectual property, and The Borrower believes that it will reach mutually agreeable terms with QUALCOMM with respect to such intellectual property rights.

2.     See Attachment for Schedule of Intellectual Property.

Attachment to Schedule 4.6

GLOBALSTAR L.P. PATENT PORTFOLIO	Page 1

AS OF 12/31/02	01/06/03

			Filing		Issue
Owner	Docket No.	Country	Date	Patent No.	Date	Status	Expires

GLOBALSTAR L.P. SATELLITE COMMUNICATIONS SYSTEM HAVING DISTRIBUTED USER ASSIGNMENT AND RESOURCE ASSIGNMENT W/TERRESTRIAL GATEWAYS
Inventors: WIEDEMAN RA MONTE PA
	91-25G	USA	03/18/97	6,067,442	05/23/00	Granted	09/05/12

GLOBALSTAR L.P. ACTIVE TRANSMIT PHASED ARRAY ANTENNA WITH AMPLITUDE TAPER
Inventors: HIRSHFIELD E
	94-05	EPO	01/25/95	0665607	04/26/00	Granted	01/25/15
		Russian Federation	09/26/94	2134924	08/20/99	Granted	09/26/14
		France	01/25/95	0665607	04/26/00	Granted	01/12/15
		Fed. Rep	01/25/95	0665607	04/26/00	Granted	01/25/15
		United Kingdom	01/25/95	0665607	04/26/00	Granted	01/25/15
		Italy	01/25/95	0665607	04/26/00	Granted	01/25/15

GLOBALSTAR L.P. ACTIVE TRANSMIT PHASED ARRAY ANTENNA WITH AMPLITUDE TAPER
Inventors: HIRSHFIELD E
	94-05A	USA	05/09/95	5,504,493	04/02/96	Granted	04/02/13

GLOBALSTAR L.P. MULTIPATH COMMUNICATION SYSTEM OPTIMIZER
Inventors: WIEDEMAN RA MONTE PA
	94-16	USA	05/09/94	5,859,874	01/12/99	Granted	01/12/16
		Australia	12/15/94	681720	01/08/98	Granted	12/15/14
		Brazil	01/27/95			Pending
		Canada	12/22/94			Pending
		EPO	02/10/95			Pending

GLOBALSTAR L.P. MULTIPATH COMMUNICATION SYSTEM OPTIMIZER
Inventors: WEIDEMAN RA MONTE PA
	94-16A	USA	07/30/97	5,796,760	08/18/98	Granted	08/18/15

GLOBALSTAR L.P. ANTENNA FOR MULTIPATH SATELLITE COMMUNICATION LINKS
Inventors: DIETRICH FJ MONTE PA
	94/26	USA	08/23/94	5,552,798	09/03/96	Granted	09/01/13
		Algeria	08/19/95	950102	04/11/96	Granted	08/19/15
		Philippine	06/16/95	30609	07/31/97	Granted	07/31/14
		Pakistan	08/31/95	134790	08/31/97	Granted	08/31/11
		Taiwan	08/21/95	088746	12/09/97	Granted	08/20/15
		Singapore	08/01/95	P-NO.32435	06/14/97	Granted	08/01/15
		South Africa	08/22/95	95/7009	05/29/96	Granted	08/22/15

GLOBALSTAR L.P. LOW EARTH ORBIT COMMUNICATION SATELLITE GATEWAY-TO-GATEWAY RELAY SYSTEM
Inventors: WIEDEMAN RA
	95-11	USA	06/06/95	5,634,190	05/27/97	Granted	06/06/15

GLOBALSTAR L.P. LOW EARTH ORBIT COMMUNICATION SATELLITE GATEWAY-TO-GATEWAY RELAY SYSTEM
Inventors: WIEDEMAN RA
	95-11A	USA	03/03/97	5,758,261	05/26/98	Granted	06/06/15

GLOBALSTAR L.P. PATENT PORTFOLIO	Page 2

AS OF 12/31/02	01/06/03

			Filing		Issue
Owner	Docket No.	Country	Date	Patent No.	Date	Status	Expires

GLOBALSTAR L.P. TWO-SYSTEM PROTOCOL CONVERSION TRANSCEIVER REPEATER
Inventors: WIEDEMAN RA
	95-12	USA	06/06/95	5,640,386	06/17/97	Granted	06/06/15

GLOBALSTAR L.P. CLOSED LOOP POWER CONTROL FOR LOW EARTH ORBIT SATELLITE COMMUNICATIONS SYSTEM
Inventors: WIEDEMAN RA SITES MJ
	95-13	USA	06/06/95	5,619,525	04/08/97	Granted	06/06/15
		Japan	06/05/96			Pending
		Russian Federation	05/02/96	2153225	07/20/00	Granted	05/02/16

GLOBALSTAR L.P. CLOSED LOOP POWER CONTROL FOR LOW EARTH ORBIT SATELLITE COMMUNICATIONS SYSTEM
Inventors: WIEDEMAN RA SITES MJ
	95-13A	USA	04/04/97	6,097,752	08/01/00	Granted	04/04/17

GLOBALSTAR L.P. CLOSED LOOP POWER CONTROL FOR LOW EARTH ORBIT SATELLITE COMMUNICATIONS SYSTEM
Inventors: WIEDEMAN RA SITES MJ
	95-13B	USA	11/02/99	6,240,124	05/29/01	Granted	11/02/19
		India				Unfiled
		Indonesia				Unfiled
		Japan				Unfiled
		Korea (South)	11/01/00			Published

GLOBALSTAR L.P. SATELLITE REPEATER DIVERSITY RESOURCE MANAGEMENT SYSTEM
Inventors: WIEDEMAN RA
	95-14	Canada	04/26/96			Pending
		EPO	04/30/96			Pending
		Hong Kong	10/19/98			Published
		Japan	06/05/96			Pending
		Korea (South)	05/14/96			Pending
		Australia	04/23/96	700251	04/15/99	Granted	04/23/16
		Mexico	04/23/96			Published
		Russian Federation	04/23/96	2153226	07/20/00	Granted	04/23/16
		Singapore	04/23/96	53325	03/30/99	Granted	04/23/16

GLOBALSTAR L.P. SATELLITE REPEATER DIVERSITY RESOURCE MANAGEMENT SYSTEM
Inventors: WIEDEMAN RA
	95-14A	USA	04/17/97	5,867,109	02/02/99	Granted	04/17/17

GLOBALSTAR L.P. SATELLITE REPEATER DIVERSITY RESOURCE MANAGEMENT SYSTEM
Inventors: WIEDEMAN RA
	95-14B	USA	06/25/98			Pending

GLOBALSTAR L.P. METHOD FOR ACCOUNTING FOR USER TERMINAL CONNECTION TO A SATELLITE COMMUNICATIONS SYSTEM
Inventors: MONTE PA WIEDEMAN RA SITES MJ
	95-16	USA	06/07/95	5,664,006	09/02/97	Granted	06/07/15
		Canada	01/24/95			Pending
		EPO	01/30/96			Pending
		Hong Kong	10/19/98			Pending
		Japan	04/15/96			Pending

GLOBALSTAR L.P. PATENT PORTFOLIO	Page 3

AS OF 12/31/02	01/06/03

	Docket		Filing		Issue
Owner	No.	Country	Date	Patent No.	Date	Status	Expires

		Australia	01/23/96	695510	11/26/98	Granted	01/23/16
		Brazil	01/23/96			Pending
		Mexico	01/23/96	194650	12/15/99	Granted	01/23/16
		Russian Federation	01/23/96	2140725	10/27/99	Granted	01/23/16

GLOBALSTAR L.P. METHOD FOR ACCOUNTING FOR USER TERMINAL CONNECTION TO A SATELLITE COMMUNICATIONS SYSTEM
Inventors: MONTE PA WIEDEMAN RA SITES MJ
	95-16A	USA	03/17/97	6,023,606	02/08/00	Granted	06/07/15

GLOBALSTAR L.P. METHOD AND APPARATUS FOR ACCOUNTING FOR USER TERMINAL SESSION-BASED CONNECTION TO A SATELLITE COMMUNICATION SYSTEM
Inventors: WIEDEMAN RA MONTE PA SITES MJ
	95-16B	USA	01/13/00			Pending
		EPO	12/07/00			Pending
		Australia	01/01/01			Pending
		Brazil	01/13/01			Published
		Canada	01/09/01			Pending
		Russian Federation	01/11/01			Pending

GLOBALSTAR L.P. METHODS AND APPARATUS FOR PROVIDING USER RF EXPOSURE MONITORING AND CONTROL IN A SATELLITE COMMUNICATIONS SYSTEM
Inventors: WIEDEMAN RA MONTE PA SITES MJ
	95-22	USA	07/13/95	5,802,445	09/01/98	Granted	07/13/15

GLOBALSTAR L.P. SATELLITE COMMUNICATIONS SYSTEM HAVING USER RF EXPOSURE MONITORING AND CONTROL
Inventors: WIEDEMAN RA MONTE PA SITES MJ
	95-22A	USA	12/23/97	6,134,423	10/17/00	Granted	07/13/15

GLOBALSTAR L.P. SATELLITE COMMUNICATIONS SYSTEM HAVING USER RF EXPOSURE MONITORING AND CONTROL
Inventors: WIEDEMAN RA MONTE PA SITES, MJ
	95-22B	USA	09/18/98	6,272,325	08/07/01	Granted	09/18/18
		Japan	09/01/99			Pending

GLOBALSTAR L.P. METHOD AND APPARATUS FOR INCREASING ANTENNA EFFICIENCY FOR HAND-HELD MOBILE SATELLITE COMMUNICATIONS TERMINAL
Inventors: HIRSHFIELD E
	95-24	USA	08/03/95	5,581,268	12/03/96	Granted	08/03/15
		Taiwan	02/02/96	080504	12/24/96	Granted	02/01/16

GLOBALSTAR L.P. SATELLITE BEAM STEERING REFERENCE USING TERRESTRIAL BEAM STEERING TERMINALS
Inventors: WIEDEMAN RA
	95-25	USA	08/23/95	5,758,260	05/26/98	Granted	08/23/15
		Japan	08/23/96			Pending
		Taiwan	06/29/96	087694	10/27/97	Granted	06/28/16

GLOBALSTAR L.P. SATELLITE BEAM STEERING REFERENCE USING TERRESTRIAL BEAM STEERING TERMINALS
Inventors: WIEDEMAN RA
	95-25A	USA	12/12/96	5,697,050	12/09/97	Granted	08/23/15

GLOBALSTAR L.P. PATENT PORTFOLIO	Page 4

AS OF 12/31/02	01/06/03

			Filing		Issue
Owner	Docket No.	Country	Date	Patent No.	Date	Status	Expires

GLOBALSTAR L.P. MOBILE SATELLITE USER INFORMATION REQUEST SYSTEM AND METHODS
Inventors: WIEDEMAN RA MONTE PA PENWARDEN KA
	95-36	USA	11/17/95	5,812,932	09/22/98	Granted	11/17/15

GLOBALSTAR L.P. MOBILE SATELLITE USER INFORMATION REQUEST SYSTEM AND METHODS
Inventors: WIEDEMAN RA MONTE PA PENWARDEN KA
	95-36A	USA	06/03/98	6,272,316	08/07/01	Granted	06/03/18
		Japan	06/03/99			Pending

GLOBALSTAR L.P. AUTOMATIC SATELLITE/TERRESTRIAL MOBILE TERMINAL ROAMING SYSTEM AND METHOD
Inventors: WIEDEMAN RA SITES MJ
	96-21	USA	09/04/96	6,072,768	06/06/00	Granted	09/04/16
		Canada	08/29/97			Pending
		EPO	09/02/97			Published
		Hong Kong	09/04/97	HK1002163	07/10/98	Granted	09/04/05
		India	09/03/97			Pending
		Indonesia	09/03/97	ID0007213	01/10/02	Granted	09/03/17
		Japan	09/04/97			Pending
		Korea (South)	09/04/97			Pending
		Taiwan	09/05/97	114103	08/16/00	Granted	09/05/17
		Australia	08/27/97	727452	03/29/01	Granted	08/27/17
		Mexico	08/27/97			Pending
		Russian Federation	08/27/97			Allowed

GLOBALSTAR L.P. AUTOMATIC SATELLITE TERRESTRIAL MOBILE TERMINAL ROAMING SYSTEM AND METHOD
Inventors: WIEDEMAN RA SITES MJ
	96-21A	USA	02/09/98	6,233,463	05/15/01	Granted	02/09/18

GLOBALSTAR L.P. USE OF REFERENCE PHONE IN POINT-TO-POINT SATELLITE COMMUNICATION SYSTEM
Inventors: SCHINDALL J (GLP) BROCK JK (SS/L)
	96-22	USA	09/13/96	6,201,961	03/13/01	Granted	09/13/16

GLOBALSTAR L.P. MULTIPLE SATELLITE FADE ATTENUATION CONTROL SYSTEM
Inventors: WIEDEMAN RA
	96-31	USA	10/21/96			Pending
		Japan	10/21/97			Pending

GLOBALSTAR L.P. SATELLITE CONTROLLED POWER CONTROL FOR PERSONAL COMMUNICATION USER TERMINALS
Inventors: GALLAGHER VK MONTE PA WIEDEMAN RA
	96-38	USA	12/12/96	5,956,619	09/21/99	Granted	12/12/16

GLOBALSTAR L.P. SATELLITE CONTROLLED POWER CONTROL FOR PERSONAL COMMUNICATION USER TERMINALS
Inventors: GALLAGHER VK MONTE PA WIEDEMAN RA
	96-38A	USA	02/23/99	6,085,067	07/04/00	Granted	12/16/16

GLOBALSTAR L.P. PATENT PORTFOLIO	Page 5

AS OF 12/31/02	01/06/03

			Filing		Issue
Owner	Docket No.	Country	Date	Patent No.	Date	Status	Expires

GLOBALSTAR L.P. INTERACTIVE FIXED AND MOBILE SATELLITE NETWORK
Inventors: WIEDEMAN RA
	96-40	USA	12/19/96	5,896,558	04/20/99	Granted	12/19/16

GLOBALSTAR L.P. INTERACTIVE FIXED AND MOBILE SATELLITE NETWORK
Inventors: WIEDEMAN RA
	96-40A	USA	06/04/98	6,160,994	12/12/00	Granted	12/19/16

GLOBALSTAR L.P. INTERACTIVE FIXED AND MOBILE SATELLITE NETWORK
Inventors: WIEDEMAN RA
	96-40C	USA	03/21/02			Published

GLOBALSTAR L.P. MULTIPLE SATELLITE SYSTEM POWER ALLOCATION BY COMMUNICATION LINK OPTIMIZATION
Inventors: SHERMAN RH (WDL) GALLAGHER V (GLP) HUANG J (WDL)
	97-01	USA	01/03/97	6,091,933	07/18/00	Granted	01/03/17

GLOBALSTAR L.P. INDOOR SATELLITE CELLULAR REPEATER SYSTEM
Inventors: DIETRICH FJ
	97-03	USA	01/21/97	5,912,641	06/15/99	Granted	01/21/17

GLOBALSTAR L.P. SATELLITE TELEPHONE INTERFERENCE AVOIDANCE SYSTEM
Inventors: WIEDEMAN RA MONTE PA GALLAGHER VK
	97-07	USA	02/06/97	5,875,180	02/23/99	Granted	02/06/17
		Japan	02/06/98			Pending

GLOBALSTAR L.P. SATELLITE TELEPHONE INTERFERENCE AVOIDANCE SYSTEM
Inventors: WIEDEMAN RA MONTE PA GALLAGHER VK
	97-07A	USA	11/23/98	6,023,463	02/08/00	Granted	02/06/17

GLOBALSTAR L.P. SATELLITE COMMUNICATIONS SYSTEM HAVING DISTRIBUTED USER ASSIGNMENT AND RESOURCE ASSIGNMENT WITH TERRESTRIAL GATEWAYS
Inventors: WIEDEMAN RA MONTE PA
	97-11	USA	03/18/97	5,918,157	06/29/99	Granted	09/05/12
		Canada	02/13/98			Pending
		India	03/10/98			Pending
		Indonesia	03/17/98			Pending
		Japan	03/18/98			Pending
		Korea (South)	03/18/98			Pending
		Taiwan	03/05/98	107162	01/19/00	Granted	03/05/18
		Australia	02/12/98	724146	01/11/01	Granted	02/12/18
		Brazil	02/12/98			Pending
		Mexico	02/12/98			Pending

GLOBALSTAR L.P. LOW EARTH ORBIT DISTRIBUTED GATEWAY COMMUNICATION SYSTEM
Inventors: WIEDEMAN RA MONTE PA
	97-15	USA	04/15/97	5,884,142	03/16/99	Granted	04/15/17
		Canada	03/10/98			Pending

GLOBALSTAR L.P. PATENT PORTFOLIO	Page 6

AS OF 12/31/02	01/06/03

			Filing		Issue
Owner	Docket No.	Country	Date	Patent No.	Date	Status	Expires

		EPO	04/15/98			Allowed
		India	04/13/98			Pending
		Indonesia	04/14/98			Pending
		Japan	04/15/98			Pending
		Korea (South)	03/31/98			Pending
		Brazil	03/06/98			Pending
		Russian Federation	03/06/98			Pending

GLOBALSTAR L.P. DUAL MODE SATELLITE TELEPHONE WITH HYBRID BATTERY/CAPACITOR POWER SUPPLY
Inventors: WIEDEMAN RA IZADIAN J GALLAGHER V
	97-16	USA	04/15/97	6,064,857	05/16/00	Granted	05/15/17
		Japan	06/18/98			Pending

GLOBALSTAR L.P. SYSTEM FOR GENERATING AND USING GLOBAL RADIO FREQUENCY MAPS
Inventors: WIEDEMAN RA GALLAGHER VK SERRI JA
	97-10	Japan	04/30/98			Pending

GLOBALSTAR L.P. SYSTEM FOR GENERATING AND USING GLOBAL RADIO FREQUENCY MAPS
Inventors: WIEDEMAN RA GALLAGHER VK SERRI JA
	97-18A	USA	10/09/98	6,125,260	09/26/00	Granted	04/29/17

GLOBALSTAR L.P. SYSTEM FOR GENERATING AND USING GLOBAL RADIO FREQUENCY MAPS
Inventors: WIEDEMAN RA GALLAGHER VK SERRI JA
	97-18B	USA	09/20/00			Allowed

GLOBALSTAR L.P. CHANNEL FREQUENCY ALLOCATION FOR MULTIPLE-SATELLITE COMMUNICATION NETWORK
Inventors: SHERMAN RH (WDL) DRIGGERS TF (GLP)
	97-23	USA	05/22/97	6,021,309	02/01/00	Granted	05/22/17

GLOBALSTAR L.P. CHANNEL FREQUENCY ALLOCATION FOR MULTIPLE-SATELLITE COMMUNICATION NETWORK
Inventors: SHERMAN RH DRIGGERS TF
	97-23A	USA	11/17/99	6,463,279	10/08/02	Granted	05/22/17

GLOBALSTAR L.P. DYNAMIC TRAFFIC ALLOCATION FOR POWER CONTROL IN MULTIPLE-SATELLITE COMMUNICATION SYSTEMS
Inventors: SHERMAN RH (WDL) BOYD S (GLP CONSULT) SCHNEIDER D JR. (WDL)
	97-26	USA	07/10/97	6,081,710	06/27/00	Granted	07/10/17

GLOBALSTAR L.P. SATELLITE COMMUNICATION SERVICE WITH NON-CONGRUENT SUB-BEAM COVERAGE
Inventors: MONTE PA				HIRSHFIELD E
	97-40	USA	10/09/97	6,101,385	08/08/00	Granted	10/09/17

GLOBALSTAR L.P. SATELLITE COMMUNICATION SERVICE WITH NON-CONGRUENT SUB-BEAM COVERAGE
Inventors: MONTE PA				HIRSHFIELD E
	97-40A	USA	08/07/00	6,301,476	10/09/01	Granted	10/09/17

GLOBALSTAR L.P. PATENT PORTFOLIO	Page 7

AS OF 12/31/02	01/06/03

			Filing		Issue
Owner	Docket No.	Country	Date	Patent No.	Date	Status	Expires

GLOBALSTAR L.P. BROADCAST DATA ACCESS CONTROLLER COMMUNICATIONS SYSTEM
Inventors: BOWMAN PJ MONTE PA WIEDEMAN RA
	97-44	USA	11/05/97	5,999,623	12/07/99	Granted	11/05/17
		China	11/04/98			Published
		India	11/03/98			Pending
		Japan	11/05/98			Pending
		Korea (South)	11/05/98			Pending
		Mexico	10/05/98			Pending

GLOBALSTAR L.P. GLOBAL MOBILE PAGING SYSTEM
Inventors: WIEDEMAN RA
	98-01	USA	01/07/98	6,128,487	10/03/00	Granted	01/07/18
		Canada	01/06/99			Pending
		China	01/07/99			Pending
		India	12/17/98			Pending
		Japan	01/07/99			Published
		Korea (South)	01/08/99			Pending
		Mexico	12/03/98			Published
		Russia Federation	12/03/98			Pending

GLOBALSTAR L.P. GLOBAL MOBILE PAGING SYSTEM
Inventors: WIEDEMAN RA
	98-01A	USA	09/28/00	6,272,339	08/07/01	Granted	01/07/18

GLOBALSTAR L.P. MULTIPLE VOCODER MOBILE SATELLITE TELEPHONE SYSTEM
Inventors: WIEDEMAN RA
	98-04	USA	01/21/98	6,418,147	07/09/02	Granted	01/21/18
		EPO	01/20/99			Pending
		Japan	01/21/99			Published
		Mexico	12/23/98			Pending

GLOBALSTAR L.P. SATELLITE COMMUNICATION SYSTEM PROVIDING MULTI-GATEWAY DIVERSITY TO A MOBILE USER TERMINAL
Inventors: WEIDEMAN RA MONTE PA
	98-19	USA	07/14/98			Pending
		Canada	06/11/99			Pending
		EPO	06/16/99			Published
		Japan	07/14/99			Pending
		Russian Federation	07/13/99			Pending

GLOBALSTAR L.P. SATELLITE COMMUNICATION SYSTEM PROVIDING MULTI-GATEWAY DIVERSITY AND IMPROVED SATELLITE LOADING
Inventors: WEIDEMAN RA MONTE PA
	98-33	USA	09/17/98			Pending
		Canada	07/22/99			Pending
		Japan	09/01/99			Pending
		Russian Federation	09/16/99			Pending

GLOBALSTAR L.P. ISP SYSTEM USING NON-GEOSYNCHRONOUS ORBIT SATELLITES
Inventors: WIEDEMAN RA WAKNIS PV
	99-02	USA	06/16/99			Pending
		Australia	01/26/00			Pending
		Canada	01/17/00			Pending
		Japan	01/26/00			Pending

GLOBALSTAR L.P. PATENT PORTFOLIO	Page 8

AS OF 12/31/02	01/06/03

			Filing		Issue
Owner	Docket No.	Country	Date	Patent No.	Date	Status	Expires

GLOBALSTAR L.P. LOW EARTH ORBIT DISTRIBUTED GATEWAY COMMUNICATION SYSTEM
Inventors: WIEDEMAN RA MONTE PA
	99-31	USA	07/08/99	6,253,080	06/26/01	Granted	07/08/19
		EPO	07/07/00			Published
		Canada	06/02/00			Pending
		China	07/10/00			Published
		Hong Kong	06/18/01			Published
		India				Unfiled
		Indonesia				Unfiled
		Japan				Unfiled
		Korea (South)	07/01/00			Published

GLOBALSTAR L.P. LOW EARTH ORBIT DISTRIBUTED GATEWAY COMMUNICATION SYSTEM
Inventors: WIEDEMAN RA MONTE PA
	99-31A	USA	04/06/01			Published

GLOBALSTAR L.P. DYNAMIC SATELLITE FILTER CONTROLLER FOR LEO SATELLITES
Inventors: WIEDEMAN RA HIRSHFIELD E
	99-43	EPO	09/13/00			Pending
		Canada	09/13/00			Pending
		Hong Kong	09/12/01			Published
		India				Unfiled
		Indonesia				Unfiled
		Japan	09/14/00			Pending
		Korea (South)	09/14/00			Published
		Taiwan	09/14/00	153999	08/08/02	Granted	09/13/20

GLOBALSTAR L.P. PSEUDO-GLOBAL TITLE TRANSLATION FOR INTERNATIONAL ROAMING OF ANSI-41 SUBSCRIBERS
Inventors: BOWMAN P BAZINET C
	YRO-04	Canada	01/21/01			Pending
		China	01/21/01			Published
		Australia	01/16/01			Pending
		Brazil	01/16/01			Pending
		Russian Federation	01/16/01			Pending

GLOBALSTAR L.P. PSEUDO-GLOBAL TITLE TRANSLATION FOR INTERNATIONAL ROAMING OF ANSI-41 SUBSCRIBERS
Inventors: BOWMAN P BAZINET C
	YRO-04A	USA	03/11/02			Published

GLOBALSTAR L.P. FEEDER LINK CODE DIVISION MULTIPLEXING AND DEMULTIPLEXING FOR A SATELLITE COMMUNICATION SYSTEM
Inventors: MONTE PA YUNG W
	YRO-13	USA	02/15/00			Pending

GLOBALSTAR L.P. DUAL MODE INTERNET ACCESS VIA CELLULAR AND LEO SATELLITES
Inventors: WIEDEMAN RA WAKNIS PV
	YRO-22	USA	03/19/01			Pending

GLOBALSTAR L.P. USER TERMINAL EMPLOYING QUALITY OF SERVICE PATH DETERMINATION AND BANDWIDTH SAVING MODE FOR A SATELLITE ISP SYSTEM
Inventors: WIEDEMAN RA WAKNIS PV

GLOBALSTAR L.P. PATENT PORTFOLIO	Page 9

AS OF 12/31/02	01/06/03

			Filing		Issue
Owner	Docket No.	Country	Date	Patent No.	Date	Status	Expires

	YRO-25	USA	04/25/01			Published

GLOBALSTAR L.P. DEFERRING DNS SERVICE FOR A SATELLITE ISP SYSTEM USING NON-GEOSYNCHRONOUS SATELLITES
Inventors: WIEDEMAN RA WAKNIS PV
	YRO-26	USA	04/24/01			Published

GLOBALSTAR L.P. ON-BOARD DNS SERVICE FOR A SATELLITE ISP SYSTEM USING NON-GEOSYNCHRONOUS ORBIT SATELLITES
Inventors: WIEDEMAN RA WAKNIS PV
	YRO-27	USA	04/24/01			Published

GLOBALSTAR L.P. LOW PERFORMANCE WARNING SYSTEM AND METHOD FOR MOBILE SATELLITE SERVICE USER TERMINALS
Inventors: WIEDEMAN RA WAKNIS PV
	YRO-28	USA	05/01/01			Published

GLOBALSTAR L.P. MULTIPLE SATELLITE REPEATER MANAGEMENT SYSTEM USING FRAME ERROR RATE FOR DIVERSITY SELECTION
Inventors: WIEDEMAN RA MONTE PA PENWARDEN KA
	YRO-41	USA	08/28/00			Pending

GLOBALSTAR L.P. METHODS AND APPARATUS FOR BROADCASTING REGIONAL INFORMATION OVER A SATELLITE COMMUNICATION SYSTEM
Inventors: SERRI J GALLAGHER V SITES MJ
	YRO-42	USA	08/29/00			Pending

GLOBALSTAR L.P. E-MAIL COMPOSITION BY REMOTE VOICE RECOGNITION FOR A USER TERMINAL OF A WIRELESS COMMUNICATION SYSTEM
Inventors: PENWARDEN K
	YRO-44	USA	09/14/00			Pending

GLOBALSTAR L.P. SPREAD-SPECTRUM CODE DIVISION DESTINATION ACCESS (SS-CDDA) FOR SATELLITE COMMUNICATION SYSTEM W/ DISTRIBUTED GATEWAYS
Inventors: YUNG W MONTE PA WIEDEMAN RA
	YRO-51	USA	10/06/00			Pending

GLOBALSTAR L.P. RETURN LINK CHANNEL LOADING OF MULTIPLE SATELLITES WITH MULTIPLE SPREAD SPECTRUM USER TERMINALS
Inventors: VADDIPARTY SV MONTE PA YAO Y
	YRO-52	USA	10/13/00			Pending

GLOBALSTAR L.P. RESOLUTION OF AMBIGUITY OF POSITION LOCATION FOR USER TERMINALS OPERATING IN A LOW EARTH ORBIT SATELLITE SYSTEM
Inventors: WIEDEMAN RA SITEG MJ
	YRO-60	USA	12/29/00			Published

GLOBALSTAR L.P. METHOD AND APPARATUS PROVIDING SUPPRESSION OF SYSTEM ACCESS BY USE OF CONFIDENCE POLYGONS, VOLUMES AND SURFACES IN A...
Inventors: WIEDEMAN RA SITES MJ MONTE PA
	YRO-61	USA	12/29/00			Pending

GLOBALSTAR L.P. PATENT PORTFOLIO	Page 10

AS OF 12/31/02	01/06/03

			Filing		Issue
Owner	Docket No.	Country	Date	Patent No.	Date	Status	Expires

GLOBALSTAR L.P. GLOBAL DUAL TERMINAL LOW EARTH ORBIT COMMUNICATIONS SYSTEM
Inventors: WIEDEMAN RA			MONTE PA
	YR1-05	USA	03/19/01			Published
		EPO	03/19/02			Published
		Japan	03/19/02			Pending

GLOBALSTAR L.P. RESOURCE ALLOCATION TO TERRESTRIAL AND SATELLITE SERVICES
Inventors: MONTE PA		ARNOLD B
	YR2-13P	USA	06/27/02			Pending

GLOBALSTAR L.P./DASA DYNAMIC BIAS FOR ORBITAL YAW STEERING
Inventors: RODDEN JJ (SS/L)		FURUMOTO N (SS/L)		FICHTER W (DASA)
	96-02	USA	01/12/96	5,791,598	08/11/98	Granted	01/12/16
		India	01/03/97			Pending
		Japan	01/10/97			Pending
		Russian Federation	01/10/97			Pending

GLOBALSTAR L.P./QUALCOMM MULTIPLE SATELLITE REPEATER CAPACITY LOADING WITH MULTIPLE SPREAD SPECTRUM GATEWAY ANTENNAS
Inventors: WIEDEMAN RA		MONTE PA		CARTER S (QUALCOMM)
	95-15	USA	06/06/95	5,592,481	01/07/97	Granted	06/06/15
		Canada	03/21/96			Pending
		EPO	03/19/96			Pending
		Hong Kong	10/19/98			Published
		Japan	04/22/96			Pending
		Korea (South)	05/13/96			Pending
		Taiwan	04/06/96	088533	12/01/97	Granted	04/05/16
		Australia	03/12/96	695589	12/03/98	Granted	03/12/16
		Russian Federation	03/12/96	2136108	08/27/99	Granted	03/12/16

GLOBALSTAR L.P./QUALCOMM MULTIPLE SATELLITE REPEATER CAPACITY LOADING WITH MULTIPLE SPREAD SPECTRUM GATEWAY ANTENNAS
Inventors: WIEDEMAN RA		MONTE PA		CARTER SS (Q)
	95-15A	USA	01/03/97	5,812,538	09/22/98	Granted	06/06/15

GLOBALSTAR L.P.

GLOBALSTAR TRADEMARK STATUS REPORT

December 31, 2002

			Case		Filing Date/	Appln. No./	Reg. Date
Country	Class	Status	No.	Owner	Allowance Date	Reg. No.	Renewal Date

GLOBALSTAR
Belize	38	Registered	655	GLOBALSTAR, L.P.	07/10/98	8171	12/03/98 07/15/10
Brazil	38	Registered	044	GLOBALSTAR, L.P.	08/05/94	817934049 817934049	10/29/96 10/29/06
Canada	38	Registered	046	GLOBALSTAR, L.P.	07/13/93 04/25/97	732,828 TMA521,512	01/13/00 01/13/15
Chile	35,38	Registered	774	GLOBALSTAR, L.P.		572,061	07/14/00 07/14/10
Chile	16	Pending	767	GLOBALSTAR, L.P.	03/23/01 10/23/02	522155
Chile	9	Registered	760	GLOBALSTAR, L.P.	03/23/01	522154 618.509	01/21/02 01/21/12
Dominica	9	Registered	530	GLOBALSTAR, L.P.	08/04/99	2106462 (UK) 2106462 (UK)	07/31/96 07/31/06
France	38,9	Registered	049	GLOBALSTAR, L.P.	03/02/93	93/457594 93/457594	03/02/93 03/02/03
Germany	9	Registered	321	GLOBALSTAR, L.P.	11/02/96 10/06/98	396 47 546.9 396 47 546	01/14/99 11/30/06
Philippines	38	Pending	055	GLOBALSTAR, L.P.	09/13/94	95181

United Kingdom	38	Registered	061	GLOBALSTAR, L.P.	07/15/93	1541774 1541774	07/15/93 07/15/10
United Kingdom	9	Registered	322	GLOBALSTAR, L.P.	07/31/96	2106462 2106462	07/31/96 07/31/06
United States	9	Pending	319	GLOBALSTAR, L.P.	06/25/96 09/17/02	75/125,377
United States	38	Registered	066	GLOBALSTAR, L.P.	04/09/92 08/12/97	74/263,999 2,398,158	10/24/00 10/24/10

Note:	US applications/registrations cover: Guam, Panama Canal Zone, US Virgin Islands, Northern Marianna Islands
French applications/registrations cover: Guadeloupe, Martinique, St. Barthelemy
UK applications/registrations cover: Anguilla, Antiqua & Barbuda, Dominica, Grenada, Montserrat, St. Kitts & Nevis, St. Lucia, St. Vincent & Grenadines, British Virgin Islands

Prepared by: D. Ellwood

GLOBALSTAR L.P.

GLOBALSTAR TRADEMARK STATUS REPORT

December 31, 2002

			Case		Filing Date/	Appln. No./	Reg. Date
Country	Class	Status	No.	Owner	Allowance Date	Reg. No.	Renewal Date

GLOBALSTAR (Chinese Translation)
China	38	Registered	369	GLOBALSTAR, L.P.	08/11/97	970083505 1211954	09/28/98 09/28/08

Note:	US applications/registrations cover: Guam, Panama Canal Zone, US Virgin Islands, Northern Marianna Islands
French applications/registrations cover: Guadeloupe, Martinique, St. Barthelemy
UK applications/registrations cover: Anguilla, Antigua & Barbuda, Dominica, Grenada, Montserrat, St. Kitts & Nevis, St. Lucia, St. Vincent & Grenadines, British Virgin Islands

Prepared by: D. Ellwood

GLOBALSTAR L.P.

GLOBALSTAR TRADEMARK STATUS REPORT

December 31, 2002

			Case		Filing Date/	Appln. No./	Reg. Date
Country	Class	Status	No.	Owner	Allowance Date	Reg. No.	Renewal Date

GLOBALSTAR
Africa	38	Pending	758	GLOBALSTAR, L.P.	04/03/01	3200102356

Algeria	38	Registered	041	GLOBALSTAR, L.P.	03/02/94	047464 047464	03/02/94 03/02/04
Anguilla	38	Registered	528	GLOBALSTAR, L.P.	06/25/99	3089 3089	07/15/00 07/15/10
Antigua	38	Registered	529	GLOBALSTAR, L.P.	08/06/99	2051 2051	06/14/00 07/15/10
Argentina	38	Registered	296	GLOBALSTAR, L.P.	09/26/97	2,105,471 1,833,594	06/15/01 06/15/11
Aruba	38	Registered	537	GLOBALSTAR, L.P.	06/03/99	IM-990604.20 19944	06/23/99 06/03/09
Australia	38	Registered	042	GLOBALSTAR, L.P.	09/02/93	A610770 A610770	09/02/93 09/02/10
Bahamas	Local	Registered	520	GLOBALSTAR, L.P.	07/02/99	21,756 21,756	06/06/01 07/02/13
Bahamas	Local	Registered	550	GLOBALSTAR, L.P.	07/15/99	21,755 21,755	06/06/01 07/15/13
Bahrain	38	Registered	391	GLOBALSTAR, L.P.	07/07/98	2786 TM2786	01/15/00 07/07/08
Barbados	38	Registered	521	GLOBALSTAR, L.P.	05/25/99	P.6714 81/14448	12/01/00 12/01/10
Belize	38	Registered	389	GLOBALSTAR, L.P.	07/15/93	1541774 8170	12/03/98 07/15/10
Bolivia	38	Pending	753	GLOBALSTAR, L.P.	03/30/01	003966

Brazil	38	Registered	043	GLOBALSTAR, L.P.	08/05/94	817934057 817934057	10/29/96 10/29/06
British Virgin Islands	38	Registered	536	GLOBALSTAR, L.P.	07/14/93	— 1698	07/12/99 07/14/07
Canada	9	Registered	313	GLOBALSTAR, L.P.	10/02/96 06/20/97	824,964 TMA521,516	01/14/00 01/14/15
Canada	38	Registered	045	GLOBALSTAR, L.P.	07/13/93 09/03/98	732,989 TMA521,418	01/12/00 01/12/15

GLOBALSTAR L.P.

GLOBALSTAR TRADEMARK STATUS REPORT

December 31, 2002

			Case		Filing Date/	Appln. No./	Reg. Date
Country	Class	Status	No.	Owner	Allowance Date	Reg. No.	Renewal Date

Chile	35,38	Pending	769	GLOBALSTAR, L.P.	06/22/01	532,387

China	38	Registered	047	GLOBALSTAR, L.P.	12/03/94	94019204 803912	12/28/95 12/28/05
China	9	Registered	314	GLOBALSTAR, L.P.	09/13/96	960104146 1163248	03/28/98 03/28/08
Columbia	38	Pending	754	GLOBALSTAR, L.P.	11/22/00	00088602

Costa Rica	38	Registered	384	GLOBALSTAR, L.P.	08/04/98	5714-98 112692	03/23/99 03/23/09
Cyprus	38	Pending	762	GLOBALSTAR, L.P.	02/23/01	8097

Dominican Republic	20-pro	Registered	556	GLOBALSTAR, L.P.	07/02/99	30274 108,838	12/15/99 12/15/19
Dominican Republic	63-pri	Registered	552	GLOBALSTAR, L.P.	07/02/99	30273 108,996	12/15/99 12/15/19
Ecuador	38	Registered	751	GLOBALSTAR, L.P.	11/20/00	109256 4070-01	07/25/01 07/25/11
Egypt	38	Registered	298	GLOBALSTAR, L.P.	09/25/95 01/07/99	97591 97591	09/07/99 09/25/05
El Salvador	38	Registered	387	GLOBALSTAR, L.P.	06/18/98	3490/98 226	01/13/00 01/13/10
Finland	9	Registered	315	GLOBALSTAR, L.P.	07/26/96	3279/96 216191	12/15/99 12/15/09
Finland	38	Registered	306	GLOBALSTAR, L.P.	09/26/95	5495/95 201105	07/15/96 07/15/06
France	38,9	Registered	048	GLOBALSTAR, L.P.	03/02/93	93/457593 93/457593	03/02/93 03/02/03
Germany	38	Registered	303	GLOBALSTAR, L.P.	09/30/95	395 38 260.2 395 38 260	02/10/97 09/30/05
Grenada	38	Registered	531	GLOBALSTAR, L.P.	07/15/93	84 of 1999 84 of 1999	07/15/93 07/15/10
Guatemala	38	Registered	388	GLOBALSTAR, L.P.	06/02/98	M-4048-8 98,983	10/04/99 10/04/09

GLOBALSTAR L.P.

GLOBALSTAR TRADEMARK STATUS REPORT

December 31, 2002

			Case		Filing Date/	Appln. No./	Reg. Date
Country	Class	Status	No.	Owner	Allowance Date	Reg. No.	Renewal Date

Haiti	38	Registered	523	GLOBALSTAR, L.P.	05/07/99	U 000426 263/122	01/14/00 01/14/10
Honduras	38	Registered	386	GLOBALSTAR, L.P.	03/30/98	4133/98 5269	05/13/99 05/13/09
Hong Kong	38	Registered	308	GLOBALSTAR, L.P.	12/18/97	97 17904 B04048/2000	12/18/97 12/18/04
Hong Kong	9	Registered	316	GLOBALSTAR, L.P.	08/08/96	96-09817 B05689	05/10/99 08/08/03
India	9	Pending	446	GLOBALSTAR, L.P.	06/22/98	807103

Indonesia	38	Registered	051	GLOBALSTAR, L.P.	01/25/94	H4.HC.01.01 330954	04/06/95 01/25/04
Ireland	9,38	Registered	674	GLOBALSTAR, L.P.	09/08/00	2000/03272 219066	09/08/00 09/08/10
Israel	38	Registered	052	GLOBALSTAR, L.P.	10/11/93	89200 89200	06/11/95 10/11/14
Italy	9	Registered	323	GLOBALSTAR, L.P.	09/25/96	RM96C004251 758651	09/01/98 09/25/06
Italy	38	Registered	299	GLOBALSTAR, L.P.	04/10/95	RM95C004533 720128	07/23/97 04/10/05
Jamaica	9	Pending	548	GLOBALSTAR, L.P.	06/23/99	9/2378

Japan	38	Registered	053	GLOBALSTAR, L.P.	08/31/93	89252/1993 3241721	12/25/96 06/25/06
Japan	9	Registered	317	GLOBALSTAR, L.P.	11/26/96	133468/1996 4121722	03/06/98 03/06/08
Jordan	38	Registered	626	GLOBALSTAR, L.P.	01/02/00	59236 59236	04/29/02 01/02/10
Jordan	9	Registered	392	GLOBALSTAR, L.P.	07/19/98	50563 50563	11/27/99 07/19/05
Korea, Republic of	9	Registered	324	GLOBALSTAR, L.P.	11/27/96	96-52713 397528	02/27/98 02/27/08
Korea, Republic of	38	Registered	300	GLOBALSTAR, L.P.	10/01/95	95-9313 36758	06/20/96 06/20/07

GLOBALSTAR L.P.

GLOBALSTAR TRADEMARK STATUS REPORT

December 31, 2002

			Case		Filing Date/	Appln. No./	Reg. Date
Country	Class	Status	No.	Owner	Allowance Date	Reg. No.	Renewal Date

Kuwait	38	Registered	393	GLOBALSTAR, L.P.	06/14/99	43389 35429	08/14/01 06/14/09
Malaysia	9	Registered	304	GLOBALSTAR, L.P.	12/09/97	MA/213067/97 97021306	04/04/02 12/09/07
Malaysia	38	Registered	390	GLOBALSTAR, L.P.	12/01/97	97/18664 97018664	07/11/01 12/01/07
Mexico	38	Registered	054	GLOBALSTAR, L.P.	02/01/96	253383 522691	05/27/96 02/01/06
Montserrat	38	Registered	532	GLOBALSTAR, L.P.	07/14/93	— 1462	07/26/99 07/14/07
Morocco	38	Registered	759	GLOBALSTAR, L.P.	01/18/01	476 76042	01/18/01 01/18/21
Netherlands Antilles	9	Registered	525	GLOBALSTAR, L.P.	11/11/99	21893	12/13/99 11/11/09
New Zealand	38	Registered	557	GLOBALSTAR, L.P.	10/28/99	601842 601842	05/12/00 10/28/06
Nicaragua	38	Registered	385	GLOBALSTAR, L.P.	05/14/98	98-01839 46,915 C.C.	02/05/01 02/05/11
Norway	38	Registered	307	GLOBALSTAR, L.P.	08/25/95	T955264 178 116	11/21/96 11/21/06
Onan	38	Pending	394	LORAL GENERAL PARTNER, INC.	09/27/98	18742
Panama	38	Registered	383	GLOBALSTAR, L.P.	03/30/98	093270 93270	04/01/98 04/01/08
Peru	38	Registered	757	GLOBALSTAR, L.P.	11/21/00	118568 25351	04/17/01 04/17/11
Philippines	38	Registered	056	GLOBALSTAR, L.P.	10/23/95	103605 4-1995-105848	08/08/01 08/08/11
Portugal	38	Registered	756	GLOBALSTAR, L.P.	11/22/00	351,518 TBD	10/24/01 10/24/11
Puerto Rico	38	Registered	526	GLOBALSTAR, L.P.	06/07/99	049789 45,789	08/22/02 06/07/09
Qatar	38	Pending	395	LORAL GENERAL PARTNER, INC.	07/13/98	19019

GLOBALSTAR L.P.

GLOBALSTAR TRADEMARK STATUS REPORT

December 31, 2002

			Case		Filing Date/	Appln. No./	Reg. Date
Country	Class	Status	No.	Owner	Allowance Date	Reg. No.	Renewal Date

Russian Federation	38	Registered	112	GLOBALSTAR, L.P.	09/08/95	95710003 95710003	12/13/96 09/08/05
Russian Federation	35	Registered	627	GLOBALSTAR, L.P.	03/10/00	2000705241 RU 210366	04/02/02 03/10/10
Russian Federation	9	Registered	625	GLOBALSTAR, L.P.	01/11/00 09/19/01	2000700479 RU206188	11/09/01 01/11/10
Saudi Arabia	38	Registered	057	GLOBALSTAR, L.P.	10/07/95	31223 387/4	10/20/95 06/19/05
Singapore	38	Registered	302	GLOBALSTAR, L.P.	09/21/95 04/27/98	S/9015/95 T95/09015E	09/21/95 09/21/05
South Africa	38	Registered	305	GLOBALSTAR, L.P.	08/24/95 04/20/98	9511130 95/11130	08/24/95 08/24/05
Spain	38	Registered	755	GLOBALSTAR, L.P.	11/23/00	2359857 2359857	10/22/01 11/23/10
St. Kitts-Nevis	38	Registered	533	GLOBALSTAR, L.P.	10/06/99	S4 S4 of 1999	10/06/99 10/06/13
St. Lucia	38	Registered	534	GLOBALSTAR, L.P.	07/15/93	N/A 31 of 1999	07/15/93 07/15/10
St. Vincent	38	Registered	535	GLOBALSTAR, L.P.	06/19/99	72 1541776	07/15/93 07/15/10
Sweden	38	Registered	058	GLOBALSTAR, L.P.	11/19/93	9307907 256004	02/25/94 02/25/04
Taiwan	9	Registered	318	GLOBALSTAR, L.P.	02/12/97 05/16/98	86006907 812764	10/01/98 10/01/08
Taiwan	38	Registered	310	GLOBALSTAR, L.P.	02/08/96	856618 00094940	10/16/97 10/16/07
Trinidad & Tobago	38	Pending	527	GLOBALSTAR, L.P.	05/26/99	29513
Turks & Caicos	9	Registered	547	GLOBALSTAR, L.P.	06/24/99	11,874 11,874	06/24/99 06/24/13
Turks & Caicos	38	Unfiled	539	GLOBALSTAR, L.P.
Ukraine	38	Registered	311	GLOBALSTAR, L.P.	09/22/95	95092784/T UA 15240	08/15/00 09/22/05

GLOBALSTAR L.P.

GLOBALSTAR TRADEMARK STATUS REPORT

December 31, 2002

			Case		Filing Date/	Appln. No./	Reg. Date
Country	Class	Status	No.	Owner	Allowance Date	Reg. No.	Renewal Date

United Arab Emirates	38	Registered	396	GLOBALSTAR, L.P.	07/13/98	27596	05/19/99
						20960	07/13/08
United Kingdom	38	Registered	062	GLOBALSTAR, L.P.	07/15/93	1541776	07/15/93
						1541776	07/15/10
United States	38	Suspended	447	GLOBALSTAR, L.P.	07/14/98	75/518, 872
Uruguay	38	Registered	752	GLOBALSTAR, L.P.	11/20/00	327.980	05/16/01
						327.980	05/16/11
Venezuela	38	Registered	087	GLOBALSTAR, L.P.	02/18/94	2083-94	01/05/96
					02/20/95	2083-94	01/05/06
Yemen North	38	Registered	397	GLOBALSTAR, L.P.	07/05/98	12464	04/24/99
						9573	07/05/08

Note:	US applications/registrations cover: Guam, Panama Canal Zone, US Virgin Islands, Northern Marianna Islands
French applications/registrations cover: Guadeloupe, Martinique, St. Barthelemy
UK applications/registrations cover: Anguilla, Antigua & Barbuda, Dominica, Grenada, Montserrat, St. Kitts & Nevis, St. Lucia, St. Vincent & Grenadines, British Virgin Islands

Prepared by: D. Ellwood

GLOBALSTAR L.P.

GLOBALSTAR TRADEMARK STATUS REPORT

December 31, 2002

			Case		Filing Date/	Appln. No./	Reg. Date
Country	Class	Status	No.	Owner	Allowance Date	Reg. No.	Renewal Date

IT’S FOR YOU
Argentina	38	Registered	089	GLOBALSTAR, L.P.	02/02/95	1,959,531 1,584,626	12/15/95 12/15/05
Australia	38	Registered	090	GLOBALSTAR, L.P.	01/20/95	651,236 651,236	05/09/97 01/20/05
Brazil	38.10	Registered	091	GLOBALSTAR, L.P.	05/26/95	818547448 547448	08/12/97 08/12/07
Canada	38	Registered	092	GLOBALSTAR, L.P.	01/16/95	773,110 TMA467,958	12/20/96 12/20/11
France	38,9	Registered	094	GLOBALSTAR, L.P.	02/20/95	95,559,160 95,559,160	07/28/95 02/20/05
Korea, Republic of	106	Registered	099	GLOBALSTAR, L.P.	01/14/95	95-258 33702	11/29/96 11/29/06
Mexico	38	Registered	100	GLOBALSTAR, L.P.	01/27/95	222,828 522,877	05/28/96 01/27/05
Russian Federation	38	Registered	102	GLOBALSTAR, L.P.	02/07/95	95701255 14196	05/17/96 02/07/05
Saudi Arabia	38	Registered	103	GLOBALSTAR, L.P.	02/15/95	28427 375/46	04/17/96 10/15/04
United Kingdom	38	Registered	106	GLOBALSTAR, L.P.	01/11/95	2,007,347 2,007,347	01/05/96 01/11/05
Venezuela	38	Registered	107	GLOBALSTAR, L.P.	02/03/95	1,220 Pending	06/05/97 06/05/07

Note:	US applications/registrations cover: Guam, Panama Canal Zone, US Virgin Islands, Northern Marianna Islands
French applications/registrations cover: Guadeloupe, Martinique, St. Barthelemy
UK applications/registrations cover: Anguilla, Antigua & Barbuda, Dominica, Grenada, Montserrat, St. Kitts & Nevis, St. Lucia, St. Vincent & Grenadines, British Virgin Islands

Prepared by: D. Ellwood

GLOBALSTAR L.P.

GLOBALSTAR TRADEMARK STATUS REPORT

December 31, 2002

			Case		Filing Date/	Appln. No./	Reg. Date
Country	Class	Status	No.	Owner	Allowance Date	Reg. No.	Renewal Date

Misc. Design
United States	38	Pending	678	GLOBALSTAR, L.P.	08/26/00 05/21/02	76/122,102

Note:	US applications/registrations cover: Guam, Panama Canal Zone, US Virgin Islands, Northern Marianna Islands
French applications/registrations cover: Guadeloupe, Martinique, St. Barthelemy
UK applications/registrations cover: Anguilla, Antigua & Barbuda, Dominica, Grenada, Montserrat, St. Kitts & Nevis, St. Lucia, St. Vincent & Grenadines, British Virgin Islands

Prepared by: D. Ellwood

GLOBALSTAR L.P.

GLOBALSTAR TRADEMARK STATUS REPORT

December 31, 2002

			Case		Filing Date/	Appln. No./	Reg. Date
Country	Class	Status	No.	Owner	Allowance Date	Reg. No.	Renewal Date

ABOVE AND BEYOND
Argentina	38	Registered	569	GLOBALSTAR, L.P.	11/08/99	2,250,814 1.824.833	04/10/01 04/10/11
Aruba	38	Registered	577	GLOBALSTAR, L.P.	06/18/99	IM-991124.13 20283	06/18/99 06/18/09
Australia	38	Registered	552	GLOBALSTAR, L.P.	06/29/99	798773 798773	07/21/00 06/29/09
Barbados	38	Registered	579	GLOBALSTAR, L.P.	11/03/99	99186127 81/13583	09/29/00 09/29/10
Chile	38	Registered	566	GLOBALSTAR, L.P.	11/26/99	468.370 571.181	07/05/00 07/05/10
Columbia	38	Registered	559	GLOBALSTAR, L.P.	05/25/00	0038522 249746	03/13/01 03/13/11
Costa Rica	38	Registered	572	GLOBALSTAR, L.P.	12/08/99	073105 120594	06/20/00 06/20/10
Czech Republic	38	Registered	564	GLOBALSTAR, L.P.	11/10/99	148733 228798	11/20/00 11/10/09
Dominican Republic	16 (63	Registered	581	GLOBALSTAR, L.P.	12/29/99	52865 110.423	01/30/00 01/30/20
European Community	38	Registered	555	GLOBALSTAR, L.P.	06/29/99	1228618 1228618	09/12/00 06/29/09
France	38	Registered	576	GLOBALSTAR, L.P.	11/17/99	99/823 682 99 823 682	11/17/99 11/17/09
Guatemala	38	Registered	588	GLOBALSTAR, L.P.	02/08/00	M-958-2000 107012	10/17/00 10/17/10
Haiti	38	Registered	582	GLOBALSTAR, L.P.	12/02/99	45/125 45/125	06/13/00 06/13/10
Jamaica	9	Registered	583	GLOBALSTAR, L.P.	11/05/99	9/2435 35,752	11/05/99 11/05/06
Mexico	38	Registered	543	GLOBALSTAR, L.P.	08/03/99	385541 625525	09/28/99 08/03/09
Morocco	38	Registered	567	GLOBALSTAR, L.P.	11/24/99	No. 4 71584	11/24/99 11/24/19
Netherlands Antilles	9	Registered	584	GLOBALSTAR, L.P.	12/07/99	N/A 21952	01/20/00 12/07/09

GLOBALSTAR L.P.

GLOBALSTAR TRADEMARK STATUS REPORT

December 31, 2002

			Case		Filing Date/	Appln. No./	Reg. Date
Country	Class	Status	No.	Owner	Allowance Date	Reg. No.	Renewal Date

Nicaragua	38	Registered	574	GLOBALSTAR, L.P.	11/19/99	99-4111 45,447 C.C.	12/04/00 12/04/10
Panama	38	Registered	575	GLOBALSTAR, L.P.	12/20/99	104437 104437	12/20/99 12/20/09
Peru	38	Registered	561	GLOBALSTAR, L.P.	11/12/99	095023 00020506	02/28/00 02/28/10
Puerto Rico	38	Registered	585	GLOBALSTAR, L.P.	11/04/99	47,375 47,375	07/11/01 11/04/09
Switzerland	38	Registered	565	GLOBALSTAR, L.P.	11/02/99	09851/1999 473.354	07/17/00 11/02/09
Turkey	38	Registered	562	GLOBALSTAR, L.P.	12/09/99	99/21269 99/21269	12/09/99 12/09/09
United States	38	Registered	542	GLOBALSTAR, L.P.	06/18/99	75/732,362 2,333,230	03/21/00 03/21/10
Venezuela	38	Registered	549	GLOBALSTAR, L.P.	06/30/99	11322-1999 TBD	02/25/00 02/25/10

Note:	US applications/ registrations cover: Guam, Panama Canal Zone, US Virgin Islands, Northern Marianna Islands
French applications/ registrations cover: Guadeloupe, Martinique, St. Barthelemy
UK applications/ registrations cover: Anguilla, Antigua & Barbuda, Dominica, Grenada, Montserrat, St. Kitts & Nevis, St. Lucia, St. Vincent & Grenadines, British Virgin Islands

Prepared by: D. Ellwood

GLOBALSTAR L.P.

GLOBALSTAR TRADEMARK STATUS REPORT

December 31, 2002

			Case		Filing Date/	Appln. No./	Reg. Date
Country	Class	Status	No.	Owner	Allowance Date	Reg. No.	Renewal Date

Note:	US applications/registrations cover: Guam, Panama Canal Zone, US Virgin Islands, Northern Marianna Islands
French applications/registrations cover: Guadeloupe, Martinique, St. Barthelemy
UK applications/registrations cover: Anguilla, Antigua & Barbuda, Dominica, Grenada, Montserrat, St. Kitts & Nevis, St. Lucia, St. Vincent & Grenadines, British Virgin Islands

Prepared by: D. Ellwood

EXHIBIT A-1

FORM OF
TRANCHE A TERM NOTE

U.S. $12,000,000	Dated: January , 2003

          FOR VALUE RECEIVED, the undersigned, GLOBALSTAR, L.P. (the “Borrower”), HEREBY PROMISE TO PAY to the order of NEW VALLEY CORPORATION (the “Lender”) the principal sum of TWELVE MILLION United States Dollars ($12,000,000), or if less, the unpaid principal amount of the Loans (as defined in the Agreement referred to below) of the Lender to the Borrower pursuant to the Tranche A Commitment (as defined in the Agreement referred to below), payable at such times, and in such amounts, as are specified in the Agreement.

          The Borrower promises to pay interest on the unpaid principal amount hereof from the date when made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Agreement. The date and amount of each Loan made by the Lender pursuant to the Tranche A Commitment and each payment made on account of the principal thereof shall be recorded on Annex A hereto.

          Both principal and interest are payable in lawful money of the United States of America to the Lender in immediately available funds.

          This Note is one of the Term Loan Notes referred to in, and is entitled to the benefits of, the Secured Super-Priority Debtor in Possession Credit Agreement, dated as of January 15, 2003 (as it may be amended or otherwise modified from time to time, the “Agreement”), among the Borrower, the Subsidiaries (as defined therein) of the Borrower listed on the signature pages thereto as Guarantors (as defined therein) and the Lender, and the other Loan Documents referred to therein and entered into pursuant thereto. The Agreement, among other things, (i) provides for the Tranche A Term Loans of the Lender in an amount not to exceed the United States Dollar amount first above mentioned, the Indebtedness (as defined in the Agreement) of the Borrower resulting from such Tranche A Term Loans being evidenced by this Note and (ii) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

          This Note is secured as provided in the Agreement.

          Except as otherwise provided for in the Agreement and applicable law, the Borrower waives presentment, demand and protest and notice of presentment, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contracts rights, documents, instruments, chattel paper and guaranties at any time held by the Lender on which the Borrower may in any way be liable and hereby ratify and confirm whatever the Lender may do in this regard.

Ex.A-1

          This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

GLOBALSTAR, L.P., a Debtor and Debtor in Possession

By:

Title:	Chief Executive Officer

Ex.A-2

ANNEX A

Amount of Principal
Date	Amount of Loan	Paid or Prepaid	Notation Made by

Ex.A-3

EXHIBIT A-2

FORM OF
TRANCHE B TERM NOTE

U.S. $8,000,000	Dated: January , 2003

          FOR VALUE RECEIVED, the undersigned, GLOBALSTAR, L.P. (the “Borrower”), HEREBY PROMISE TO PAY to the order of NEW VALLEY CORPORATION (the “Lender”) the principal sum of EIGHT MILLION United States Dollars ($8,000,000), or if less, the unpaid principal amount of the Loans (as defined in the Agreement referred to below) of the Lender to the Borrower pursuant to the Tranche B Commitment (as defined in the Agreement referred to below), payable at such times, and in such amounts, as are specified in the Agreement.

          The Borrower promises to pay interest on the unpaid principal amount hereof from the date when made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Agreement. The date and amount of each Loan made by the Lender pursuant to the Tranche B Commitment and each payment made on account of the principal thereof shall be recorded on Annex A hereto.

          Both principal and interest are payable in lawful money of the United States of America to the Lender in immediately available funds.

          This Note is one of the Term Loan Notes referred to in, and is entitled to the benefits of, the Secured Super-Priority Debtor in Possession Credit Agreement, dated as of January 15, 2003 (as it may be amended or otherwise modified from time to time, the “Agreement”), among the Borrower, the Subsidiaries (as defined therein) of the Borrower listed on the signature pages thereto as Guarantors (as defined therein) and the Lender, and the other Loan Documents referred to therein and entered into pursuant thereto. The Agreement, among other things, (i) provides for the Tranche B Term Loans of the Lender in an amount not to exceed the United States Dollar amount first above mentioned, the Indebtedness (as defined in the Agreement) of the Borrower resulting from such Tranche B Term Loans being evidenced by this Note and (ii) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

          This Note is secured as provided in the Agreement.

          Except as otherwise provided for in the Agreement and applicable law, the Borrower waives presentment, demand and protest and notice of presentment, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contracts rights, documents, instruments, chattel paper and guaranties at any time held by the Lender on which the Borrower may in any way be liable and hereby ratify and confirm whatever the Lender may do in this regard.

Ex.A-4

          This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

GLOBALSTAR, L.P., a Debtor and Debtor in Possession

By:

Title:	Chief Executive Officer

Ex.A-5

ANNEX A

Amount of Principal
Date	Amount of Loan	Paid or Prepaid	Notation Made by

Ex.A-6

EXHIBIT A-3

FORM OF
PIK INTEREST NOTE

Dated: January __, 2003

          FOR VALUE RECEIVED, the undersigned, GLOBALSTAR, L.P. (the “Borrower”), HEREBY PROMISE TO PAY to the order of NEW VALLEY CORPORATION (the “Lender”) the principal amount equal to the amount of accrued interest on the Loans (as defined in the Agreement referred to below) capitalized in accordance with Section 2.5(b) of the Agreement and evidenced by this Note. The Lender is hereby authorized to endorse on Annex A hereto the amounts of interest capitalized in accordance with Section 2.5(b) of the Agreement. Any such endorsement shall be conclusive and binding in the absence of manifest error.

          Interest on the unpaid principal amount hereof shall be capitalized pursuant to Section 2.5(b) of the Agreement until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Agreement.

          Payments hereunder shall be in lawful money of the United States of America to the Lender in immediately available funds.

          This Note is the PIK Interest Note referred to in, and is entitled to the benefits of, the Secured Super-Priority Debtor in Possession Credit Agreement, dated as of January 15, 2003 (as it may be amended or otherwise modified from time to time, the “Agreement”), among the Borrower, the Subsidiaries (as defined therein) of the Borrower listed on the signature pages thereto as Guarantors (as defined therein) and the Lender, and the other Loan Documents referred to therein and entered into pursuant thereto. The Agreement, among other things, (i) provides for the aggregate Indebtedness of the Borrower to the Lender resulting from the capitalization of accrued interest payable on the Loans being evidenced by this Note and (ii) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

          This Note is secured as provided in the Agreement.

          Except as otherwise provided for in the Agreement and applicable law, the Borrower waives presentment, demand and protest and notice of presentment, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contracts rights, documents, instruments, chattel paper and guaranties at any time held by the Lender on which the Borrower may in any way be liable and hereby ratify and confirm whatever the Lender may do in this regard.

          This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Ex.A-7

GLOBALSTAR, L.P., a Debtor and Debtor in Possession

By:

Title:	Chief Executive Officer

Ex.A-8

ANNEX A

Date	Amount of Interest Capitalized	Notation Made by

Ex.A-9

Exhibit B Form of Approved Budget

($ in Thousands)

	2002

	Act	Act	Frcst
	Oct	Nov	Dec	Q4

Sources of Funds
Revenue
Service Revenue
Globalstar USA	$889	$911	$825	$2,625
Globalstar Europe	—	27	43	70
Globalstar Canada/IGO/Other	243	488	456	1,187

Subtotal	1,132	1,425	1,325	3,882
Equipment Revenue
Globalstar USA	627	531	519	1,677
Cash Cost of Equipment Sales	(259)	(188)	(213)	(660)

Net Cash Equipment Revenue	368	343	305	1,017

Total Revenue	1,500	1,769	1,630	4,898
User Terminal Receipts/Other Receipts	100	140	100	340
Financing	—	—	—	—

TOTAL SOURCES OF FUNDS	$1,600	$1,909	$1,730	$5,238

Uses of Funds
Globalstar San Jose Operations	(2,846)	(3,005)	(4,143)	(9,994)
Globalstar USA Operations	(823)	(769)	(1,079)	(2,672)
Globalstar Europe Operations	(307)	(236)	(507)	(1,050)
Other Uses of Funds
Restructuring Costs	(634)	(802)	(708)	(2,143)
Change in Working Capital	1,057	235	1,256	2,548
Interest Income/(Expense)	19	12	15	46

TOTAL USES OF FUNDS	$(3,534)	$(4,564)	$(5,166)	$(13,264)

Beginning Cash	$20,046	$18,111	$15,456	$20,046
Net Cash Flow	$(1,935)	$(2,655)	$(3,436)	$(8,026)

Ending Cash	$18,111	$15,456	$12,020	$12,020

[Additional columns below]

[Continued from above table, first column(s) repeated]

	2003

	Frcst	Frcst	Frcst
	Jan	Feb	Mar	Q1

Sources of Funds
Revenue
Service Revenue
Globalstar USA	$887	$1,005	$1,064	$2,956
Globalstar Europe	40	50	60	150
Globalstar Canada/IGO/Other	1,057	340	373	1,770

Subtotal	1,983	1,395	1,498	4,876
Equipment Revenue
Globalstar USA	519	519	519	1,557
Cash Cost of Equipment Sales	(213)	(213)	(213)	(640)

Net Cash Equipment Revenue	305	305	305	916

Total Revenue	2,289	1,701	1,803	5,793
User Terminal Receipts/Other Receipts	1,102	100	100	1,302
Financing	—	4,000	4,000	8,000

TOTAL SOURCES OF FUNDS	$3,391	$5,801	$5,903	$15,095

Uses of Funds
Globalstar San Jose Operations	(3,013)	(3,522)	(3,767)	(10,303)
Globalstar USA Operations	(822)	(822)	(1,028)	(2,672)
Globalstar Europe Operations	(450)	(323)	(404)	(1,177)
Other Uses of Funds
Restructuring Costs	(800)	(800)	(900)	(2,500)
Change in Working Capital	775	(1,141)	(78)	(443)
Interest Income/(Expense)	9	8	10	27

TOTAL USES OF FUNDS	$(4,301)	$(6,600)	$(6,167)	$(17,068)

Beginning Cash	$12,020	$11,110	$10,310	$12,020
Net Cash Flow	$(910)	$(799)	$(263)	$(1,973)

Ending Cash	$11,110	$10,310	$10,047	$10,047

[Additional columns below]

[Continued from above table, first column(s) repeated]

	2003

	Frcst	Frcst	Frcst		Frcst
	Apr	May	Jun	Q2	Jul 7

Sources of Funds
Revenue
Service Revenue
Globalstar USA	$1,140	$1,384	$1,547	$4,071	$—
Globalstar Europe	60	70	80	210	23
Globalstar Canada/IGO/Other	361	391	384	1,135	101

Subtotal	1,560	1,845	2,011	5,416	124
Equipment Revenue
Globalstar USA	778	1,038	1,297	3,113	324
Cash Cost of Equipment Sales	(320)	(427)	(534)	(1,280)	(133)

Net Cash Equipment Revenue	458	611	764	1,833	191

Total Revenue	2,018	2,456	2,774	7,249	314
User Terminal Receipts/Other Receipts	175	250	300	725	75
Financing	4,000	4,000	4,000	12,000	—

TOTAL SOURCES OF FUNDS	$6,193	$6,706	$7,074	$19,974	$389

Uses of Funds
Globalstar San Jose Operations	(3,013)	(3,013)	(3,767)	(9,794)	(753)
Globalstar USA Operations	(905)	(955)	(1,211)	(3,071)	(251)
Globalstar Europe Operations	(323)	(323)	(404)	(1,050)	(81)
Other Uses of Funds
Restructuring Costs	(750)	(350)	(250)	(1,350)	(63)
Change in Working Capital	(1,196)	(1,403)	(409)	(3,008)	(256)
Interest Income/(Expense)	7	7	8	22	—

TOTAL USES OF FUNDS	$(6,181)	$(6,037)	$(6,032)	$(18,250)	$(1,404)

Beginning Cash	$10,047	$10,059	$10,728	$10,047	$11,771
Net Cash Flow	$13	$669	$1,042	$1,724	$(1,014)

Ending Cash	$10,059	$10,728	$11,771	$11,771	$10,756

Note:

Months based on Globalstar accounting calendar (Qtr 4/4/5 weeks: Month Ended Jan 26, Feb 23, Mar 31, Apr 27, May 25, Jun 30)

Projection includes Globalstar and wholly owned subsidiaries. Canadian entities are not consolidated.

Not prepared in accordance with GAAP

Ex.B-1

EXHIBIT C

FORM OF

FINANCING ORDER

UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	:
:
GLOBALSTAR CAPITAL CORPORATION,	: :	Jointly Administered
a Delaware corporation, et al.,	: :	Case No. 02-10499 (PJW)
Debtors	: :	Chapter 11

ORDER PURSUANT TO (A) SECTION 364(c) OF THE BANKRUPTCY CODE
AND BANKRUPTCY RULE 4001 AUTHORIZING DEBTORS TO OBTAIN SECURED
POSTPETITION FINANCING, AND (B) SECTION 363(b) OF THE BANKRUPTCY
CODE APPROVING CERTAIN PROVISIONS OF AN INVESTMENT AGREEMENT

          A hearing having been held on January 30, 2003 (the “Hearing”) to consider the motion, dated January 14, 2003 (the “Motion”), of Globalstar, L.P. (“Globalstar”), Globalstar Capital Corporation, Globalstar Services Company, Inc. and Globalstar L.L.C., as debtors and debtors in possession (collectively, the “Debtors”), seeking an order approving (A) pursuant to section 364(c) of title 11, United States Code (the “Bankruptcy Code”), and Fed. R. Bankr. P. 4001(c), that certain Secured Super-Priority Debtor in Possession Credit Agreement, dated as of January      , 2003, by and among Globalstar, as borrower, the subsidiaries of Globalstar, party thereto, as guarantors, and New Valley Corporation, the lender party thereto (the “Lender”) (as the same may be amended, supplemented or otherwise modified from time to time, the “DIP Facility”),1 and authorizing the Debtors to obtain under the DIP Facility postpetition loans up to an aggregate principal amount of $20,000,000 (1) secured pursuant to sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code by (a) first priority liens on all of the Debtors’ unencumbered assets and a junior lien on any of the Debtors’ assets encumbered by Permitted Liens (in each

[1] Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the DIP Facility.

Ex. C-1

case, other the Wind-Down Funds and the Avoidance Actions, each as defined in paragraph 4 below, and FCC licenses), in each case, in which a lien may be legally granted; (b) a pledge of the equity interest in the outstanding capital stock of L/Q Licensee, Inc. (subject to approval by the bankruptcy court in the case of Loral/QUALCOMM Partnership, L.P.) and (c) all proceeds of sale of the 2GHz license (and other FCC licenses) held by the Debtors (collectively, the “Collateral”), in the case of each of the foregoing clauses (a), (b) and (c), subject and subordinate to Permitted Liens, and (2) entitled to administrative expense priority with priority over all other administrative expenses pursuant to section 364(c)(1) of the Bankruptcy Code (except that the Lender’s claims (i) shall be subordinate to the Wind-Down Costs (as defined in paragraph 4, below) but only to the extent of the Wind-Down Funds and (ii) shall not be satisfied from the Avoidance Actions), and (B) approving, pursuant to section 363 of the Bankruptcy Code, certain provisions of the Investment Agreement among Globalstar, New Valley Corporation, and the Committee annexed hereto as Exhibit B (the “Investment Agreement”); and the Court having considered the Motion and the Exhibits thereto, the DIP Facility and the Schedules and Exhibits thereto, and the Investment Agreement and the Schedules and Exhibits thereto; and the appearances of all interest parties having been noted in the record of the Hearing; and upon the Motion, papers in support thereof, the record of the Hearing; and after due deliberation and sufficient cause appearing therefor, it is

          HEREBY FOUND AND DETERMINED:

          A. This Court has jurisdiction over this proceeding and the parties in interest and properties and interests in properties affected by the Motion pursuant to 28 U.S.C. §§ 157 and 1334. Consideration of this Motion is a core proceeding under 28 U.S.C. §§ 157(b). Venue of this proceeding is proper in this district pursuant to 28 U.S.C. §§ 1408 and 1409.

Ex. C-2

          B. Good and sufficient notice of the Hearing to consider entry of this Order (including service of a copy of the Motion and the Exhibits thereto) has been given. Such notice is sufficient for all purposes under the Bankruptcy Code, including, without limitation, sections 102(1), 363 and 364 of the Bankruptcy Code and the applicable Federal Rules of Bankruptcy Procedure, including, without limitation, Fed. R. Bankr. P. 2002, 4001(c) and 6004 in respect of the relief requested in the Motion.

          C. On February 15, 2002, each of the Debtors filed with this Court a voluntary petition for relief under chapter 11 of the Bankruptcy Code. The Debtors remain in possession of their assets and are authorized to continue the operation and management of their businesses as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

          D. Prior to and since the Petition Date, the Debtors, together with their advisors, have sought to obtain additional capital. In connection therewith, and over the past 7 months, the Debtors and their advisors engaged in an extensive marketing and capital raising effort and engaged in discussions and negotiations with a number of potential investors. After due deliberation, and with the support of the statutory committee of unsecured creditors (the “Committee”), the Debtors accepted the Lender’s bid for an investment to be implemented through a plan of reorganization and agreed to seek Court approval of the DIP Facility and certain provisions of the Investment Agreement.

          E. Section 4.6 of the Investment Agreement (the “No Talk Provision”) provides that, among other things, from the date of Court approval of such provision until termination of the Investment Agreement, neither the Debtors nor the Committee (or persons acting on their behalf) will solicit offers, inquiries or proposals that would render impossible or

Ex. C-3

impracticable the transaction contemplated by the Investment Agreement or accept, agree to, or in any way further any such offer, inquiry or proposal. Section 7.4 of the Investment Agreement provides, among other things, for the payment of $2 million plus actual documented expenses reasonably incurred by the Lender (the “Termination Fee”) in the event the Lender terminates the Investment Agreement upon the occurrence of a New Valley Termination Event not caused by New Valley. Sections 7.2 and 7.3 of the Investment Agreement set forth certain termination events and the effect thereof. Section 7.3 of the DIP Facility provides, among other things, that, in the event of a termination by Lender of the Investment Agreement and an acceleration follows a Lender Termination Event not caused by the Lender, the Lender will receive (i) a warrant to purchase 10% of the successor to the Debtors’ business at the lower of the reorganized value of such entity or a $110 million post-transaction valuation or (ii) to the extent that the Debtors’ bankruptcy estates receive consideration other than the Stock of New Globalstar (or the successor to the Debtors’ business) in connection with the acquisition of all or substantially all of the Debtors’ assets, 10% of all consideration received by the Debtors’ bankruptcy estates in excess of $110,000,000 (the “Commitment Fee”).

          F. The Debtors do not possess sufficient unencumbered cash to manage and operate their business without further loans or credit. An immediate need exists for the Debtors to obtain funds in order to continue operations and administer their estates under the Bankruptcy Code. The Debtors are incurring significant operating losses and cannot continue to fund these losses from their cash reserves without significantly increasing the risk that they will have insufficient funds to pursue an orderly winding down of the estates. In addition, absent postpetition financing, the Debtors have insufficient available funds to fund the costs and expenses of their chapter 11 cases until confirmation of a chapter 11 plan. Absent postpetition

Ex. C-4

financing, the Debtors and their estates will be faced with the prospect of the commencement of the immediate liquidation of their assets and wind down of their estates and thereby will suffer immediate and irreparable harm. The transaction contemplated by the DIP Facility and the Investment Agreement represent the only viable alternative to the Debtors to continue operating their business as a going concern and to emerge from these cases through confirmation of a plan of reorganization.

          G. The Debtors have been unsuccessful in their attempts to obtain postpetition financing from sources other than the Lender on terms more favorable to the Debtors than the financing made available under the DIP Facility. The Debtors have been unable to obtain postpetition unsecured credit solely under section 503(b)(1) of the Bankruptcy Code as an administrative expense. New credit is unavailable to the Debtors without securing such new credit and other obligations with liens on and security interests in all property and interests in the Collateral, subject and subordinate to the Permitted Liens.

          H. The availability of funding under the DIP Facility to finance the Debtors’ business operations and their chapter 11 cases through confirmation of a plan of reorganization that implements the Investment Agreement is in the best interests of the Debtors and their respective creditors and estates because the DIP Facility does not significantly increase the risk of administrative insolvency (as a result of the Lender’s agreement to the carve-outs from the lien and priority granted hereunder) .

          I. The DIP Facility and the transactions contemplated thereby, including, without limitation, the use of loan proceeds for the purposes set forth therein and on the attached Schedules and Exhibits, have no intended effect that is improper under the Bankruptcy Code. The DIP Facility has been negotiated in good faith and at arm’s length between the Debtors and

Ex. C-5

the Lender, with the consent and support of the Committee, and any credit extended and loans made to, or for the benefit of, any of the Debtors by the Lender, including, without limitation, the Loans, shall be deemed to have been extended and made in good faith within the meaning of section 364(e) of the Bankruptcy Code.

          J. The Lender is not in the business of making loans, but instead has agreed to provide the financing in the DIP Facility for the sole purpose of consummating the Investment Agreement and related transactions. The Lender would not provide financing to the Debtors without appropriate assurance that the Investment Agreement and related transactions will be consummated.

          K. As a condition to the funding of the DIP Facility, the Lender has required that the Debtors obtain approval of the Select Investment Agreement Provisions (i.e., Sections 4.6, 7.2, 7.3 and 7.4 of the Investment Agreement, which include the No Talk Provision and the Termination Fee), in addition to the DIP Facility. Because of the urgent need to obtain funding, the Debtors’ decision to enter into the DIP Facility and to agree to the Select Investment Agreement Provisions is supported by a sound business purpose and represents an exercise of the Debtors’ sound business judgment consistent with their fiduciary duties. The investment as contemplated by the Investment Agreement is being made on fair and reasonable terms and has been negotiated in good faith and arm’s length, and has no intended effect that is improper under the Bankruptcy Code.

          L. Also as a condition to the funding of the DIP Facility, the Lender has required that the Committee be bound by the No Talk Provision. Because of the Debtors’ urgent need to obtain funding, the Committee’s agreement to be bound to the No Talk Provision

Ex. C-6

represents an exercise of the Committee’s sound business judgment consistent with its fiduciary duties.

          M. The terms of the DIP Facility and the Select Investment Agreement Provisions (including the No Talk Provision and the Termination Fee) are fair, reasonable and adequate under the circumstances.

          N. The relief requested in the Motion, including approval of the Loans, is in the best interests of the Debtors and their respective creditors and estates, and is necessary to the continued operations and successful reorganization of the Debtors.

          For all of the foregoing findings of fact, and after due deliberation and sufficient cause appearing therefor, the Court ORDERS, ADJUDGES AND DECREES THAT:

          1. The Motion is granted.

          2. The DIP Facility, annexed hereto as Exhibit A, and each of the other Loan Documents are authorized and approved in all respects and the Debtors are (a) authorized to execute, if not previously executed, and deliver to the Lender each of the Loan Documents including, without limitation, the DIP Facility, and (b) authorized to comply with their respective obligations under each of the Loan Documents. Each of the Debtors is authorized to effect all actions, to execute and deliver all agreements, instruments, and documents and to pay all present and future fees, costs, expenses, and taxes which may be required, necessary, or appropriate for the complete performance of its Loan Obligations under the DIP Facility and each of the other Loan Documents, including the Notes. The Debtors are authorized to cooperate and comply with any reasonable requests as made by the Lender under the terms of the DIP Facility.

          3. All amounts provided for in the DIP Facility (up to an aggregate of $20 million) are to be available for the purposes provided in the DIP Facility, which purposes shall

Ex. C-7

not be improper under the Bankruptcy Code. The proceeds of the Loans shall be used solely by the Debtors as provided in the DIP Facility.

          4. The DIP Facility and each of the Loan Documents, respectively, shall constitute and evidence the valid and binding Obligations of each of the Debtors, which obligations shall be enforceable against each of the Debtors in accordance with their terms and the terms of this Order.

          5. Except with respect to the pledge of the equity interest in the outstanding capital stock of L/Q Licensee, Inc. (which requires approval of the bankruptcy court in the chapter 11 case of Loral/QUALCOMM Partnership, L.P.), the pledges of, liens on, and security interests in, the Collateral granted by the Debtors as security for their obligations under the Loan Documents are approved in all respects. The Collateral does not include (i) cash-on-hand as of the date hereof (which shall be segregated) (the “Wind-Down Funds”), which shall be available to the Debtors in an amount necessary to pay allowed administrative expenses in the Debtors’ chapter 11 cases and actual wind-down costs (together, the “Wind-Down Costs”) if the transactions contemplated by the Investment Agreement are not consummated and the Debtors liquidate and (ii) claims and causes of action arising under chapter 5 of the Bankruptcy Code or the proceeds thereof or monies or property recovered therefrom or the proceeds thereof (the “Avoidance Actions”).

          6. The Debtors agree that no cost or expense which is incurred by the Debtors in connection with or on account of the preservation or disposition of any Collateral or which otherwise could be chargeable to the Lender or the Collateral pursuant to section 506(c) of the Bankruptcy Code or otherwise, shall be chargeable to Lender or the Collateral.

Ex. C-8

          7. As security for the full and complete repayment, performance and satisfaction of the Debtors’ Loan obligations arising under the DIP Facility, the Lender is hereby granted, effective immediately and without the necessity of the execution by the Debtors or the Lender, or filing or recordation by any party, of financing statements, mortgages, security agreements, or otherwise, pursuant to sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code, first priority perfected lien on and security interests in all of the Collateral, subject and subordinate to Permitted Liens. Notwithstanding the foregoing sentence, the Lender may, in its sole discretion, file or cause the Debtors to file at the sole expense of the Debtors, such financing statements, mortgages, notices of liens, or similar documents or instruments or otherwise confirm perfection of such liens, security interests, and mortgages as the Lender may require, and the automatic stay imposed under section 362 of the Bankruptcy Code shall be deemed modified for such purposes, and all such financing statements, mortgages, notices of liens, or similar documents or instruments shall be deemed to have been filed or recorded at the time and on the date of entry of this Order. In addition, the Obligations under the DIP Facility are entitled, pursuant to section 364(c)(1) of the Bankruptcy Code to administrative priority with priority over all other administrative expenses except that the Lender’s administrative expense claims (i) shall be subordinated to the Wind-Down Costs but only to the extent of the Wind-Down Funds and (ii) shall not be satisfied from the Avoidance Actions.

          8. The security interests and liens granted to the Lender hereunder shall not be, in right of payment or priority, subordinated to, or pari passu with, any security interest or lien granted pursuant to section 364(c), 364(d), 546(c) of the Bankruptcy Code, or otherwise, other than Permitted Liens.

Ex. C-9

          9. The Debtors are (a) authorized to execute and deliver to the Lender any and all nonmaterial amendments to the DIP Facility as approved by the Lender and the Debtors, without further order of the Court, and (b) authorized to comply with their respective obligations under any such amendment or amendments.

          10. Subject to the provisions of the DIP Facility, the automatic stay provisions of section 362 of the Bankruptcy Code are modified to the extent necessary to permit the Lender to exercise, upon the occurrence of a Lender Termination Event, and the giving of written notice thereof, all rights and remedies provided for in the DIP Facility and this Order; provided that such remedies may not be exercised for (a) five business days (with respect to a Lender Termination Event that is a New Valley Termination Event set forth in Section 7.2(a)(ix) of the Investment Agreement), (b) 60 days (with respect to a Lender Termination Event that is a New Valley Termination Event set forth in Section 7.2(a)(x) of the Investment Agreement), (c) 60 days, with respect to any other Lender Termination Event other than a QUALCOMM Related Termination Event, or (d) 120 days, with respect to a QUALCOMM Related Termination Event. In each case, the relevant standstill period starts upon the delivery of the Lender’s written notice of termination and acceleration, except that in the case of clause (b) above, the relevant standstill period starts upon New Valley delivering notice under Section 7.2(a)(x) of the Investment Agreement.

          11. The provisions of this Order shall be binding upon and inure to the benefit of the Lender, the Debtors, and their respective successors and assigns including, without limitation, any trustee hereinafter appointed for any of the estates of any of the Debtors.

          12. If any or all of the provisions of this Order or the DIP Facility are hereafter reversed, modified, vacated, or stayed by subsequent order of this Court or by any other

Ex. C-10

court, such reversal, modification, vacatur, or stay shall not affect the validity of any obligation to the Lender that is or was incurred by any of the Debtors pursuant to this Order and that is or was incurred prior to the effective date of such reversal, modification, vacatur, or stay, and shall not affect the validity and enforceability of any security interest, lien, or priority authorized, created, or granted by this Order or the DIP Facility, and notwithstanding such reversal, modification, vacatur, or stay, any obligations of the Debtors pursuant to this Order or the DIP Facility arising prior to the effective date of such reversal, modification, vacatur, or stay shall be governed in all respects by the provisions of this Order and the DIP Facility, and the validity of any such obligation incurred, or security interest or lien authorized to the protection accorded by section 364(e) of the Bankruptcy Code.

          13. Without limiting the foregoing, the Select Investment Agreement Provisions (i.e., Sections 4.6, 7.2, 7.3 and 7.4 of the Investment Agreement) and the Commitment Fee are approved.

          14. The Debtors are authorized to pay LQP’s fees in connection with its pledge of capital stock of L/Q Licensee, Inc.

          15. The Lender’s failure to seek relief or otherwise exercise its rights and remedies under the DIP Facility or this Order shall not constitute a waiver of any of Lender’s rights hereunder, thereunder, or otherwise.

          16. In the event of any inconsistency between the terms and conditions of (i) the DIP Facility, any Loan Document, or any order of this Court entered prior to or on the date hereof, and (ii) this Order, the provisions of the DIP Facility shall govern and control.

Ex. C-11

          17. To the extent any of the foregoing findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the foregoing conclusions of law constitute findings of fact, they are adopted as such.

Dated:	Wilmington, Delaware January __, 2003

United States Bankruptcy Judge

Ex. C-12

EXHIBIT D

FORM OF

NOTICE OF BORROWING

New Valley Corporation
100 S.E. Second Street
Miami, Florida 33131

          [Date]

          Ladies and Gentlemen:

          The undersigned, GLOBALSTAR, L.P. (the “Borrower”), refers to the Secured Super-Priority Debtor in Possession Credit Agreement, dated as of January 15, 2003, among the Borrower, the Subsidiaries (as defined therein) of the Borrower listed on the signature pages thereto as Guarantors (as defined therein) and the Lender (as it may be amended or otherwise modified from time to time, the “Agreement”; and capitalized terms not defined herein but defined therein being used herein as therein defined), and hereby gives you notice, irrevocably, pursuant to Section 2.2 of the Agreement that the undersigned hereby request a Borrowing under the Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.2 of the Agreement:

          (i) The Business Day of the Proposed Borrowing is      , 200     .

          (ii) The aggregate amount of the Loans constituting the Proposed Borrowing is $     .

          (iii) The Permitted Expenditures to be paid with the proceeds of the Proposed Borrowing are      .

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

          (A) the representations and warranties contained in the Agreement and in each of the other Loan Documents are true and correct as though made on and as of such date;

          (B) no Default or Event of Default will result from the Proposed Borrowing;

          (C) The making of the Loans on the date of the Proposed Borrowing shall not violate any Requirement of Law and is not subject to any stay or injunction, whether temporary, preliminary or permanent; and

Ex. D-1

          (D) No Lender Termination Event shall have occurred and be continuing.

          Very truly yours,

          GLOBALSTAR, L.P.

          as Borrower

          By:

          Title:

Ex. D-2

TABLE OF CONTENTS
(continued)

TABLE OF CONTENTS
(continued)

SCHEDULES

Schedule 1	- FCC Licenses
Schedule 4.1	- Corporate Existence; Compliance with Law
Schedule 4.2	- Corporate Power; Authorization; Enforceable Obligation
Schedule 4.3	- Ownership of Subsidiaries
Schedule 4.6	- Intellectual Property

EXHIBITS

Exhibit A-1	- Form of Tranche A Term Loan Note
Exhibit A-2	- Form of Tranche B Term Loan Note
Exhibit A-3	- Form of Term PIK Interest Note
Exhibit B	- Form of Approved Budget
Exhibit C	- Form of Financing Order
Exhibit D	- Form of Notice of Borrowing